                                                                  EXHIBIT 10.59

===============================================================================
             DEBTOR-IN-POSSESSION TRANSIT REVOLVING CREDIT AGREEMENT

                           Dated as of October 5, 2001
                                       and
                    Amended and Restated as of March 8, 2002

                                      among

                             RAILWORKS CORPORATION,
                        a Debtor and Debtor-in-Possession

                                  as Borrower,

                      CERTAIN SUBSIDIARIES OF THE BORROWER,
                      as Debtors and Debtors-in-Possession,

                                 as Guarantors,

                      THE LENDERS AND ISSUER PARTY HERETO,

                                       and

                    CSFB GLOBAL OPPORTUNITIES ADVISERS, LLC,

                             as Administrative Agent

===============================================================================

                                TABLE OF CONTENTS

                                                                                     PAGE
ARTICLE I DEFINITIONS                                                                   3

  Section 1.01     Definitions.......................................................   3
  Section 1.02     Computation of Time Periods.......................................  20
  Section 1.03     Accounting Terms; Certain Calculations............................  20
  Section 1.04     Certain Terms.....................................................  20

ARTICLE II THE LOANS AND LETTER OF CREDIT                                              20

  Section 2.01     Loans and Letters of Credit.......................................  20
  Section 2.02     Method of Borrowing and Issuance..................................  21
  Section 2.03     Funding of Borrowings.............................................  22
  Section 2.04     Repayment.........................................................  23
  Section 2.05     Prepayments.......................................................  23
  Section 2.06     Notes.............................................................  23
  Section 2.07     Reduction and Expiration of Commitments...........................  24
  Section 2.08     Fees..............................................................  24
  Section 2.09     Interest..........................................................  25
  Section 2.10     Capital Adequacy..................................................  25
  Section 2.11     Increased Costs...................................................  25
  Section 2.12     Payments and Computations.........................................  26
  Section 2.13     Taxes.............................................................  27
  Section 2.14     Sharing of Payments, Etc..........................................  28
  Section 2.15     Additional Provisions Relating to the Letter of Credit............  28

ARTICLE III CONDITIONS                                                                 31

  Section 3.01     Conditions Precedent to Initial Loans.............................  31
  Section 3.02     Conditions Precedent to Each Loan and Issuance of Letter of
           Credit. 33
  Section 3.03     Conditions to Effectiveness.......................................  34

ARTICLE IV REPRESENTATIONS AND WARRANTIES                                              36

  Section 4.01     Financial Condition...............................................  36
  Section 4.02     No Changes or Restricted Payments.................................  36
  Section 4.03     Organization; Existence; Compliance with Law......................  36
  Section 4.04     Power; Authorization; Enforceable Obligations.....................  37
  Section 4.05     [Reserved.].......................................................  37
  Section 4.06     No Material Litigation............................................  37
  Section 4.07     No Default........................................................  37
  Section 4.08     Ownership of Property; Liens......................................  38
  Section 4.09     Intellectual Property.............................................  38
  Section 4.10     No Burdensome Restrictions........................................  38


  Section 4.11     Taxes.............................................................  38
  Section 4.12     ERISA.............................................................  38
  Section 4.13     Governmental Regulations, Etc.....................................  40
  Section 4.14     Subsidiaries and Guarantors.......................................  40
  Section 4.15     Use of Proceeds...................................................  41
  Section 4.16     Environmental Matters.............................................  42
  Section 4.17     Disclosure........................................................  42
  Section 4.18     Bank Accounts.....................................................  43
  Section 4.19     Insurance.........................................................  43
  Section 4.20     Labor Matters.....................................................  43

ARTICLE V AFFIRMATIVE COVENANTS                                                        44

  Section 5.01     Financial Statements..............................................  44
  Section 5.02     Certificates; Other Information...................................  47
  Section 5.03     Notices...........................................................  48
  Section 5.04     Payment of Obligations............................................  49
  Section 5.05     Conduct of Business and Maintenance of Existence..................  50
  Section 5.06     Maintenance of Property; Insurance................................  50
  Section 5.07     Books and Records; Inspection of Property; Discussions............  50
  Section 5.08     Environmental Laws................................................  51
  Section 5.09     Additional Guaranties and Stock Pledges...........................  52
  Section 5.10     Ownership of Subsidiaries.........................................  52
  Section 5.11     Application of Proceeds...........................................  52
  Section 5.12     Compliance with Budgets...........................................  53
  Section 5.13     Transit Payment Accounts; Payments................................  53
  Section 5.14     Payment of Taxes, Etc.............................................  54
  Section 5.15     Collateral Documents..............................................  54

ARTICLE VI NEGATIVE COVENANTS                                                          54

  Section 6.01     Indebtedness......................................................  54
  Section 6.02     Liens.............................................................  55
  Section 6.03     Consolidation, Merger, Divestiture, etc...........................  55
  Section 6.04     Acquisitions......................................................  55
  Section 6.05     Investments.......................................................  55
  Section 6.06     Ownership of Equity Interests.....................................  55
  Section 6.07     Fiscal Year.......................................................  55
  Section 6.08     Restricted Payments...............................................  56
  Section 6.09     Sale Leasebacks...................................................  56
  Section 6.10     No Further Negative Pledges.......................................  56
  Section 6.11     Limitations on Transactions with Affiliates.......................  56
  Section 6.12     Payment of Other Indebtedness.....................................  56
  Section 6.13     Investment Banking and Finder's Fees..............................  57
  Section 6.14     Maximum Capital Expenditures......................................  57
  Section 6.15     No Material Pleadings.............................................  57
  Section 6.16     Modification of Contractual Obligations...........................  57
  Section 6.17     Accounting Changes................................................  58


ARTICLE VII EVENTS OF DEFAULT                                                          58

  Section 7.01     Events of Default.................................................  58
  Section 7.02     Acceleration; Remedies............................................  61

ARTICLE VIII GUARANTY                                                                  62

  Section 8.01     The Guarantee.....................................................  62
  Section 8.02     Obligations Unconditional.........................................  62
  Section 8.03     Reinstatement.....................................................  63
  Section 8.04     Certain Additional Waivers........................................  64
  Section 8.05     Remedies..........................................................  64
  Section 8.06     Rights of Contribution............................................  64
  Section 8.07     Continuing Guarantee..............................................  65

ARTICLE IX SECURITY                                                                    65

  Section 9.01     Priority and Liens................................................  65

ARTICLE X THE    ADMINISTRATIVE AGENT                                                  66

  Section 10.01    Appointment.......................................................  66
  Section 10.02    Delegation of Duties..............................................  67
  Section 10.03    Exculpatory Provisions............................................  67
  Section 10.04    Reliance On Communications........................................  67
  Section 10.05    Notice of Default.................................................  68
  Section 10.06    Non-Reliance On Administrative Agent and Other Lenders............  68
  Section 10.07    Indemnification...................................................  69
  Section 10.08    Administrative Agent In Its Individual Capacity...................  69
  Section 10.09    Successor Administrative Agent....................................  69

ARTICLE XI MISCELLANEOUS                                                               70

  Section 11.01    Notices...........................................................  70
  Section 11.02    Right of Set-Off..................................................  71
  Section 11.03    Benefit of Agreement..............................................  72
  Section 11.04    No Waiver; Remedies Cumulative....................................  74
  Section 11.05    Payment of Expenses; Indemnification..............................  74
  Section 11.06    Amendments, Waivers and Consents..................................  75
  Section 11.07    Counterparts......................................................  76
  Section 11.08    Headings..........................................................  76
  Section 11.09    Survival..........................................................  76
  Section 11.10    Governing Law; Submission to Jurisdiction; Venue..................  77
  Section 11.11    Severability......................................................  77
  Section 11.12    Entirety..........................................................  77
  Section 11.13    Binding Effect; Termination.......................................  77
  Section 11.14    Confidentiality...................................................  78
  Section 11.15    Source of Funds...................................................  79
  Section 11.16    Conflict..........................................................  79
  Section 11.17    Limitation on Liability...........................................  79


  Section 11.18    No Novation, Etc..................................................  80

SCHEDULES

Schedule I                           Commitments
Schedule II                          Existing Liens
Schedule III                         Equipment Sold
Schedule 4.02                        No Changes
Schedule 4.08                        Liens
Schedule 4.14(a)                     Subsidiaries
Schedule 4.14(b)                     Guarantors
Schedule 4.18                        Bank Accounts
Schedule 11.01                       Lenders' Addresses

EXHIBITS

Exhibit A-1                          Form of Tranche A Note
Exhibit A-2                          Form of Tranche B Note
Exhibit B                            Form of Notice of Borrowing
Exhibit C                            Form of Joinder Agreement
Exhibit D                            Form of Interim DIP Financing Order
Exhibit E                            Form of Compliance Certificate
Exhibit F                            Form of Assignment and Acceptance
Exhibit G                            Form of Letter of Credit
Exhibit H                            Form of Amendment Order

         DEBTOR-IN-POSSESSION TRANSIT REVOLVING CREDIT AGREEMENT, dated as of October 5, 2001, and amended and restated as of March 8, 2002, by and among RAILWORKS CORPORATION, a Delaware corporation, as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (as hereinafter defined) (the "Borrower"), the lenders from time to time party hereto (each a "Lender" and collectively, the "Lenders"), the Guarantors (as hereinafter defined), CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH, as issuer (in such capacity, the "Issuer"), and CSFB GLOBAL OPPORTUNITIES ADVISERS, LLC ("CSFB"), as administrative agent (in such capacity, the "Administrative Agent"),

                               W I T N E S S E T H

         WHEREAS, on September 20, 2001 (the "Filing Date"), the Borrower and its Domestic Subsidiaries (as hereinafter defined) each filed a voluntary petition for relief (collectively, the "Bankruptcy Cases") under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Maryland (Baltimore Division) (the "Bankruptcy Court"); and

         WHEREAS, in connection with the filing of the Bankruptcy Cases, the Borrower made a promissory note in favor of CSFB, as agent for one or more financial institutions, in the aggregate principal amount of $10,000,000, evidencing an emergency loan made in such amount by such financial institutions to the Borrower (the "Emergency Loan"); and

         WHEREAS, the Credit Parties (as hereinafter defined) continue to operate their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code; and

         WHEREAS, the Credit Parties have an immediate need for funds to continue to operate their businesses and the Credit Parties have been unable to obtain sufficient unsecured credit or to incur sufficient unsecured debt from any other source sufficient to continue their business operations; and

         WHEREAS, the Borrower has requested that the Lenders extend credit to the Borrower through a post-petition financing facility in an aggregate principal amount of up to $45,000,000; and

         WHEREAS, the Credit Parties have agreed to secure their obligations hereunder with first priority liens on and security interests in, subject to specified exceptions, all of their respective real, personal and intangible property (other than Excluded Assets (as hereinafter defined)), in accordance with Sections 364(c) and 364(d) of the Bankruptcy Code; and

         WHEREAS, pursuant to Section 364(c)(1) of the Bankruptcy Code, the Credit Parties agree and acknowledge that their obligations arising hereunder shall constitute allowed administrative expense claims in the Bankruptcy Cases, having priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, except the claims specifically granted priority under the terms of this Agreement and the interim and final orders relating thereto; and

         WHEREAS, the Lenders have indicated their willingness to agree to lend such amounts to the Borrower pursuant to Sections 364(c)(1), (2) and (3) and
Section 364(d)(1) of the Bankruptcy Code on the terms and conditions of this Agreement; and

         WHEREAS, on October 5, 2001, the Borrower, the guarantors from time to time party thereto, the lenders named therein (the "Bank Lenders") and Bank of America, N.A., as administrative agent, entered into that certain the Debtor-in-Possession Financing Agreement (the "TP&S Revolving Credit Agreement"), pursuant to which, among other things, the Bank Lenders provided a secured super-priority revolving credit facility to the Borrower in an aggregate principal amount not to exceed $35,000,000, for the purposes specified therein; and

         WHEREAS, on October 5, 2001, the Borrower, Travelers Casualty & Surety Company of America and certain subsidiaries of the Borrower entered into that certain Transit Debtor-in-Possession Bond Facility (the "Bond Credit Agreement"), pursuant to which, among other things, Travelers (as hereinafter defined) provided a facility for the issuance of surety bonds in an aggregate principal amount of up to $100,000,000 for the purposes specified therein; and

         WHEREAS, on October 5, 2001, the Borrower, the lenders from time to time party thereto (the "Bond Support Lenders"), the guarantors from time to time party thereto, any issuer of letters of credit party thereto and CSFB, as administrative agent, entered into that certain Debtor-in-Possession Bond Support Credit Agreement (the "Bond Support Credit Agreement"), pursuant to which, among other things, the Bond Support Lenders provided a super-priority
(a) term loan facility and (b) letter of credit facility, in an aggregate principal amount of up to $40,000,000 for the purposes specified therein; and

         WHEREAS, on October 5, 2001, the Borrower, the Lenders, the guarantors named therein, and the Administrative Agent entered into that certain Debtor-in-Possession Transit Revolving Credit Agreement (the "Original Transit Credit Agreement"); and

         WHEREAS, each of the parties to the Original Transit Credit Agreement and the Issuer desire to amend the Original Transit Credit Agreement and to restate the Original Transit Credit Agreement in its entirety;

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Original Transit Credit Agreement is amended and restated in its entirety as follows:

                                  ARTICLE I

                                 DEFINITIONS

         Section 1.01  Definitions.

         As used in this Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

         "Acquisition" means any transaction in which any Credit Party directly or indirectly (a) acquires any Property with which an ongoing business is conducted or is to be conducted, (b) acquires all or substantially all of the assets of any Person or division thereof, whether through a purchase of assets, merger or otherwise, (c) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority of the Voting Stock of a corporation, other than the acquisition of Voting Stock of a wholly-owned Subsidiary solely in connection with the organization and capitalization of that Subsidiary by such Credit Party, or (d) acquires control of more than 50% ownership interest in any Person.

         "Administrative Agent" has the meaning specified in the preamble hereto.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this Debtor-in-Possession Transit Revolving Credit Agreement, together with all Exhibits and Schedules hereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "AIG" means American International Group.

         "Amendment Order" means the order entered by the Bankruptcy Court on February 4, 2002, authorizing and approving this Amended and Restated Debtor-In-Possession Transit Revolving Credit Agreement and the transactions contemplated hereby, which order shall be substantially in the form of Exhibit H and shall otherwise be in form and substance satisfactory to the Lenders and the Administrative Agent.

         "Bank Administrative Agent" means the "Administrative Agent" under the TP&S Revolving Credit Agreement and any successor thereto.

         "Bank Lenders" has the meaning specified in the recitals hereto.

         "Bankruptcy Cases" has the meaning specified in the recitals hereto.

         "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

         "Bankruptcy Court" has the meaning specified in the recitals hereto.

         "Bond Credit Agreement" has the meaning specified in the recitals hereto.

         "Bond Support Administrative Agent" means the "Administrative Agent" under the Bond Support Credit Agreement and any successor thereto.

         "Bond Support Credit Agreement" has the meaning specified in the recitals hereto.

         "Bond Support Lenders" has the meaning specified in the recitals hereto.

         "Borrower" has the meaning specified in the preamble hereto.

         "Borrowing" means Loans made on the same date.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Baltimore, Maryland or New York, New York are authorized or required by law to close.

         "Business Plan" has the meaning set forth in Section 5.01(d)(vi).

         "Businesses" has the meaning specified in Section 4.16(a).

         "Capital Expenditures" means, as applied to any Person for any period, any capital expenditures of such Person determined in accordance with GAAP for such period.

         "Capital Lease" means, as applied to any Person, any lease of any Property by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

         "Capital Lease Obligation" means the capital lease obligations relating to a Capital Lease determined in accordance with GAAP.

         "Capital Stock" means (a) in the case of a corporation, capital stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Carve-Out" has the meaning specified in Section 9.01(a).

         "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. Dollar denominated time deposits and certificates of deposit of (i) any Lender or (ii) any domestic commercial bank of recognized standing (y) having capital and surplus in excess of $500,000,000 and (z) whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by a Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Internal Revenue Code, having a long term rating of at least AA- or Aa-3 by S&P or Moody's, respectively, and maturing within three years from the date of acquisition thereof, (f) Investments in municipal auction preferred stock (i) rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every 365 days, (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (f), and (h) other Investments deemed to be cash equivalents in accordance with GAAP.

         "Cass County Contract" means that certain agreement, dated as of September 21, 1999, by and among Neosho Construction Company, Incorporated and the Texas Department of Transportation, Cass County, which has been bonded by Reliance (Travelers), bond number B2968607 and which has an estimated loss of $1,132,000 as determined by the Borrower's management.

         "Change of Control" means the occurrence of either of the following events: (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Borrower, a corporation owned directly or indirectly by the stockholders of the Borrower or any of their respective Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Borrower representing 50% or more of the total voting power represented by the Borrower's then outstanding securities that vote generally in the election of directors; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Borrower's Board of Directors and any new directors whose election by the Borrower's Board of Directors or nomination for election by the Borrower's stockholders was approved by a vote or a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Borrower's Board of Directors.

         "Closing Date" means the date on which the conditions specified in Sections 3.01 and 3.02 are satisfied (or waived in accordance with Section 11.06).

         "Collateral" means the Property subject to the security interests and liens granted to the Administrative Agent under this Agreement and the other Credit Documents.

         "Collateral Documents" means the Pledge Agreement, the Security Agreement and any other document or instrument executed and delivered by a Person granting a Lien on any of its property to secure payment of the Obligations.

         "Commitment" means, with respect to any Lender, the sum of such Lender's Tranche A Commitment and Tranche B Commitment.

         "Consolidated Capital Expenditures" means, for any period for the Consolidated Group, capital expenditures determined on a consolidated basis in accordance with GAAP for such period.

         "Consolidated Group" means the Borrower and its consolidated subsidiaries as determined in accordance with GAAP.

         "Consultant" has the meaning specified in Section 5.07(d).

         "Contractual Obligation" means, as to any Credit Party, any provision of any security issued by such Credit Party or of any material agreement, instrument or undertaking to which such Credit Party is a party or by which it or any of its property is bound.

         "Credit Documents" means, collectively, this Agreement, the Notes, each Joinder Agreement, the Collateral Documents, the Letter of Credit Documents, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

         "Credit Party" means any of the Borrower and the Guarantors.

         "Crisis Manager" has the meaning specified in Section 5.07(e).

         "CSFB" has the meaning specified in the preamble hereto.

         "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "DIP Financing Order" means the Interim DIP Financing Order, the Final DIP Financing Order or the Amendment Order, as applicable.

         "Divestiture" means any transaction by which any member of the Transit Group sells, leases, transfers or otherwise disposes of (a) any Property or (b) the Capital Stock of a member of the Transit Group, in each case other than (i) the sale of inventory in the ordinary course of business, (ii) the sale, lease, transfer or other disposition of plant, property and equipment which is no longer used or useful in the business of the members of the Transit Group, (iii) the sale, lease, transfer or other disposition of plant, property and equipment to the extent that the Net Cash Proceeds thereof are (A) deposited into a cash collateral account maintained by the Administrative Agent and (B) reinvested in similar property of at least equal collateral value within six (6) months of the date of such sale, lease, transfer or other disposition (and such reinvested amounts shall constitute Capital Expenditures for purposes of this Agreement), and (iv) the sale, lease, transfer or other disposition of Property or Capital Stock of a member of the Transit Group to a Domestic Credit Party.

         "Dollars" and "$" means dollars in lawful currency of the United States of America.

         "Domestic Credit Party" means any Credit Party that is incorporated or organized under the laws of any State of the United States or the District of Columbia.

         "Domestic Subsidiary" means any Subsidiary that is incorporated or organized under the laws of any State of the United States or the District of Columbia.

         "Effective Date" has the meaning specified in Section 3.03.

         "Emergency Loan" has the meaning specified in the recitals hereto.

         "Environmental Laws" means any and all lawful and applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "Equity Transaction" means, with respect to any Credit Party, any issuance of shares of its Capital Stock, other than (a) an issuance by a Guarantor to a Domestic Credit Party, (b) an issuance in connection with a conversion of debt securities to equity, (c) an issuance in connection with the exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement or (d) an issuance needed to qualify directors under applicable law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "ERISA Affiliate" means an entity which is under common control with any Credit Party or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party or any of its Subsidiaries and which is treated as a single employer under Sections 414(b) or (c) of the Internal Revenue Code.

         "ERISA Event" means (a) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal by any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan;
(c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;
(f) the complete or partial withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan; (g) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (h) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

         "Event of Default" has the meaning specified in Section 7.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Assets" means (a) avoidance actions (and proceeds thereof) under Chapter 5 of the Bankruptcy Code other than actions under Section 549 thereof and (b) the percentage of the Capital Stock of Foreign Subsidiaries that are members of the Transit Group that is not pledged under the Pledge Agreement.

         "Expense Account" has the meaning specified in Section 5.11(c).

         "Facilities" has the meaning specified in Section 4.16(a).

         "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

         "Filing Date" has the meaning specified in the recitals hereto.

         "Final DIP Financing Order" means the final order entered by the Bankruptcy Court on October 24, 2001 authorizing and approving the Credit Documents, the Financing Agreements and in each case, the transactions contemplated thereby, which shall include, without limitation, the provisions included in the Interim DIP Financing Order and shall be in a form satisfactory to the Administrative Agent and the Lenders in their sole discretion.

         "Financing Agreements" means, collectively, (a) the "Credit Documents", as defined in the TP&S Revolving Credit Agreement, (b) the Bond Credit Agreement, the Bonds (as defined therein) and all other agreements and documents issued or delivered thereunder and (c) the "Credit Documents", as defined in the Bond Support Credit Agreement.

         "Forecast" has the meaning specified in Section 5.01(c)(iii)(A).

         "Foreign Subsidiary" means a Subsidiary that is not a Domestic Subsidiary.

         "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.03.

         "General Corporate Overhead Expenses" means the expenses of the corporate office that are not specifically allocable to either the Transit Group or the TP&S Group.

         "General Restructuring Costs" are the restructuring costs that are not specifically allocable to either the Transit Group or the TP&S Group.

         "Governmental Authority" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Guaranteed Obligations" means, as to each Guarantor, without duplication, all obligations of the Borrower to the Lenders, the Issuer and the Administrative Agent, whenever arising, under this Agreement, the Notes or the other Credit Documents.

         "Guarantor" means each of those Persons identified as a "Guarantor" on the signature pages hereto and each other Person which may hereafter become a Guarantor by execution of a Joinder Agreement, together with its successors and permitted assigns.

         "Indebtedness" means, with respect to any Person, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, provided that for purposes hereof the amount of such Indebtedness shall be limited to the greater of (i) the amount of such Indebtedness as to which there is recourse to such Person and (ii) the fair market value of the Property which is subject to the Lien, (g) all Support Obligations of such Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (l) the outstanding attributed principal amount under any Securitization Transaction and (m) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP ("Synthetic Leases"). The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Indebtedness.

         "Indemnitee" has the meaning specified in Section 11.05(b).

         "Information" has the meaning specified in Section 11.14.

         "Initial Transit Budget" has the meaning specified in Section 5.01(d)(iv).

         "Intellectual Property" means all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses, as each of those terms are defined in the Security Agreement.

         "Interim DIP Financing Order" means the interim order entered by the Bankruptcy Court on October 5, 2001 authorizing and approving, subject to the approval of the Final DIP Financing Order, the Credit Documents and the transactions contemplated hereby, which order shall be substantially in the form of Exhibit D and shall otherwise be in form and substance satisfactory to the Lenders and the Administrative Agent.

         "Interim Period" means the period commencing on the date of entry of the Interim DIP Financing Order and ending on the earlier of (i) 45 days thereafter and (ii) the date of entry of the Final DIP Financing Order by the Bankruptcy Court.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code shall be construed also to refer to any successor sections.

         "Investment", in any Person, means any loan or advance to such Person, any purchase or other acquisition of any Capital Stock, warrants, rights, options, obligations or other securities of, or equity interest in, such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any Support Obligation incurred for the benefit of such Person.

         "Issuer" has the meaning specified in the preamble hereto.

         "Joinder Agreement" means a joinder agreement substantially in the form of Exhibit C hereto executed and delivered by a Domestic Subsidiary which is a member of the Transit Group in accordance with the provisions of Section 5.09(a).

         "Lenders" has the meaning specified in the preamble hereto.

         "Letter of Credit" means a standby letter of credit, issued by the Issuer in favor of AIG or its Affiliates in accordance with Section 2.01(b), substantially in the form of Exhibit G.

         "Letter of Credit Documents" means the Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to the Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

         "Letter of Credit Obligations" means, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under the Letter of Credit, assuming compliance with all requirements for drawings referred to in the Letter of Credit plus (b) the aggregate amount of all drawings under the Letter of Credit honored by the Issuer but not theretofore reimbursed.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof).

         "Loans" means, collectively, the Tranche A Loans and the Tranche B
Loans.

         "Majority Lenders" means, at any time, Lenders holding more than 50% of the then aggregate unpaid principal amount of the Loans or, if no Loans are then outstanding, Lenders having more than 50% of the aggregate Commitments.

         "Material Adverse Effect" means a material adverse effect on (a) the condition (financial or otherwise), operations, business, prospects, assets or liabilities of the Credit Parties taken as a whole, (b) the ability of the Credit Parties taken as a whole to perform any obligation under the Credit Documents, (c) the legality, validity or enforceability of any Credit Document,
(d) the perfection or priority of the Liens granted pursuant hereto and the other Credit Documents or (e) the rights and remedies of the Lenders under the Credit Documents or the DIP Financing Order.

         "Material Pleading" means any of the following items filed with the Bankruptcy Court (a) a plan of reorganization, (b) a disclosure statement with respect to a plan of reorganization, (c) a motion to extend the Credit Parties' exclusive right to file a plan of reorganization and solicit acceptances in connection thereto, (d) a motion, under Section 363 of the Bankruptcy Code, to sell, lease or otherwise dispose of an asset or assets of the estate in an amount not to exceed $1,000,000 for any sale, lease or other disposition and $5,000,000 in the aggregate for all sales, leases and other dispositions, (e) a motion, under Section 363 of the Bankruptcy Code, to implement, adopt or revise an employee retention, severance or similar program, (f) a motion, under
Section 364 of the Bankruptcy Code, for any "debtor-in-possession financing" (other than the debtor-in-possession financing authorized in the DIP Financing Order) that does not provide for the repayment in full of the Obligations on the date the first loan is made under such other financing, (g) a motion, under Section 105 of the Bankruptcy Code, to substantively consolidate (A) the estate of the Borrower with the estate of any other member of the Consolidated Group or (B) the estate of any Guarantor with the estate of any member of the Consolidated Group that is not a Guarantor, and (h) any other pleading that would impair, or would have the effect of impairing, the Borrower's ability to repay its obligations arising hereunder or under the DIP Financing Order.

         "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

         "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

         "Multiple Employer Plan" means a Plan which any Credit Party or any of its Subsidiaries or any ERISA Affiliate and at least one employer other than any Credit Party or any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.

         "Net Cash Proceeds" means the aggregate proceeds paid in cash or Cash Equivalents received by any Credit Party in respect of any Divestiture, net of
(a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) paid or payable as a result thereof, (b) taxes paid or payable as a result thereof, (c) repayment of Indebtedness that is required to be repaid in connection with such Divestiture, and (d) appropriate amounts to be provided by such Credit Party as a reserve, in accordance with GAAP, against liabilities associated with such Divestiture and retained by such Credit Party after such Divestiture, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Divestiture; provided that "Net Cash Proceeds" shall include an amount equal to any reserves previously taken against liabilities associated with Divestitures immediately upon those reserves being determined to be in excess of such liabilities. The "Net Cash Proceeds" shall also include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Credit Party.

         "Notes" means, collectively, the Tranche A Notes and the Tranche B
Notes.

         "Notice of Borrowing" has the meaning specified in Section 2.02(a).

         "Obligations" means the Loans, the Letter of Credit Obligations, the Notes and all other advances, debts, liabilities, obligations, covenants and duties owing by the Borrower and each of the Guarantors to the Administrative Agent, any Lender, any Affiliate of any of them or any Indemnitee, of every type and description, present or future, whether or not evidenced by any note, Joinder Agreement or other instrument, arising under this Agreement or under any other

Credit Document, whether or not for the payment of money, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to any of the Credit Parties under this Agreement or any other Credit Document.

         "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property which is not a Capital Lease other than any such lease in which that Person is the lessor.

         "Other Taxes" has the meaning specified in Section 2.13(b).

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

         "Permitted Expenses" means any fees or expenses paid by any Credit Party in accordance with the DIP Financing Order and as otherwise allowed by the Bankruptcy Court.

         "Permitted Investments" means Investments which are (a) Investments that are approved by the Bankruptcy Court; (b) cash and Cash Equivalents; (c) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(d) Investments consisting of stock, obligations, securities or other property received in settlement of accounts receivable (created in the ordinary course of business) from obligors; (e) Support Obligations permitted by Section 6.01;
(f) Investments existing on the Filing Date made by the Borrower or any other Credit Party in or to its Subsidiaries; and (g) Investments by any Credit Party in and to a Domestic Credit Party.

         "Permitted Liens" means:

         (a) Liens in favor of the Pre-Petition Agents and the Pre-Petition Lenders in connection with the Pre-Petition Credit Facility, and any adequate protection liens granted thereto pursuant to the Interim DIP Financing Order and the Final DIP Financing Order;

         (b)  the Carve-Out and the UST/Clerk Fees;

         (c) Liens relating to periods or arising after the Filing Date (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

         (d) Liens in respect of Property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carriers', suppliers', landlords', and other like Liens provided that (i) for any such Liens arising before the Filing Date, the enforcement and collection of such Liens is stayed by section 362 of the Bankruptcy Code, and (ii) for any such Liens arising after the Filing Date, such Liens secure only amounts not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

         (e) Liens (other than Liens created or imposed under ERISA) consisting of deposits made by the Borrower and its Subsidiaries in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance, social security and other similar laws, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (f) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

         (g) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

         (h) Liens securing purchase money Indebtedness (including Capital Leases) to the extent permitted under Section 6.01(d) provided that any such Lien attaches only to the Property financed and such Lien attaches thereto concurrently with or within 90 days after the acquisition thereof in connection with the purchase money transactions;

         (i) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any Subsidiary;

         (j) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

         (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.05;

         (m) the equitable interests of any surety validly acquired by right of subrogation or under applicable non-bankruptcy law to the extent such interests (i) are senior to those of the Credit Parties and the liens granted in connection with the Pre-Petition Credit Facility and (ii) have not been waived or released by Travelers as provided in the Interim DIP Financing Order or the Final DIP Financing Order;

         (n) Liens that are perfected (but not granted) after the Filing Date to the extent such post-petition perfection is permitted under the Bankruptcy Code and which are superior under applicable law to liens granted in connection with the Pre-Petition Credit Facility;

         (o) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

         (p) Liens in respect of Indebtedness permitted under Section 6.01(f), limited solely to sums payable under the policy or policies to which such Indebtedness relates;

         (q) Liens existing as of the Filing Date and set forth on Schedule II; provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date;

         (r) Liens in favor of (i) the Bond Support Administrative Agent granted pursuant to the Bond Support Credit Agreement and (ii) Travelers granted pursuant to the Bond Credit Agreement;

         (s)  Liens created pursuant to the Credit Documents; and

         (t)  Senior Liens.

         "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust or other enterprise or entity (whether or not incorporated) or any Governmental Authority.

         "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

         "Pledge Agreement" means a pledge agreement, in form and substance satisfactory to the Lenders and the Administrative Agent, executed by the Borrower, as such agreement may be amended, supplemented, restated or modified from time to time.

         "Pre-Petition Agents" means the administrative agent and the collateral agent under the Pre-Petition Credit Facility and the documents related thereto.

         "Pre-Petition Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of April 28, 2000, as amended, by and among the Borrower, the guarantors party thereto, the lenders identified therein and Bank of America, N.A., as administrative agent.

         "Pre-Petition Credit Facility" means the $100 million revolving credit facility and the $150 million term loan credit facility provided to the Borrower pursuant to the Pre-Petition Credit Agreement.

         "Pre-Petition Lenders" means the lenders party to the Pre-Petition Credit Agreement.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by J.P. Morgan Chase as its "prime" or "base" rate in effect at its principal office in New York, New York, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by J.P. Morgan Chase in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by J.P. Morgan Chase to any debtor).

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Ratable Portion" means, with respect to each Lender, a fraction (expressed as a percentage) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the aggregate Commitments of all Lenders at such time.

         "Register" has the meaning specified in Section 11.03(c).

         "Regulation D, O, T, U or X" means Regulation D, O, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

         "Requirement of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

         "Responsible Officer" means the Chief Executive Officer, the Chief Financial Officer, the Controller, the Chief Operating Officer, the Chief Accounting Officer and the Treasurer of the Borrower.

         "Restricted Payment" by any Person means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of such Person now or hereafter outstanding, except (i) a dividend payable solely in shares of that class to the holders of that class and (ii) dividends and other distributions payable to a Domestic Credit Party, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of such Person now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of such Person now or hereafter outstanding.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

         "SEC" means the Securities and Exchange Commission and any successor Governmental Authority.

         "Second Transit Budget" has the meaning specified in Section
5.01(d)(iv).

         "Securitization Transaction" means any financing transaction or series of financing transactions entered into by a Credit Party pursuant to which such Credit Party may sell, convey or otherwise transfer to (a) a Subsidiary or Affiliate (a "Securitization Subsidiary"), or (b) any other Person, or may grant a security interest in, any receivables or interests therein secured by merchandise or services financed thereby (whether such receivables are then existing or arising in the future) of such Credit Party, and any assets related thereto, including without limitation, all security interests in merchandise or services financed thereby, the proceeds of such receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

         "Security Agreement" means an agreement, in form and substance satisfactory to the Lenders and the Administrative Agent, executed by each Credit Party, as such agreement may be amended, supplemented, restated or modified from time to time.

         "Senior Liens" means the Liens granted to the Administrative Agent for and on behalf of the Lenders pursuant to this Agreement and the other Credit Documents that have been granted secured status by the Bankruptcy Court pursuant to sections 364(c)(2), 364(c)(3) and 364(d) of the Bankruptcy Code subject only to (a) any statutory liens existing as of the Filing Date that by statute are senior to the liens of the Pre-Petition Lenders, (b) any purchase money security interests under applicable law existing as of the Filing Date which are senior to the liens in favor of the Pre-Petition Lenders arising prior to the Filing Date, (c) those senior liens and interests arising as a matter of law as a result of equitable subrogation or other applicable non-bankruptcy law in favor of Travelers, as issuer of surety bonds and as administrator for it and certain other surety companies that have issued surety bonds on behalf of the Credit Parties, (d) the Carve-Out and (e) UST/Clerk Fees.

         "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

         "Specified Contracts" has the meaning specified in Section 4.15(a)(ii).

         "Statutory Committee" has the meaning specified in Section 9.01(a).

         "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, limited liability company or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% of the voting interests at any time. Notwithstanding anything herein to the contrary, the term "Subsidiary" shall not include Hovey South, Inc., a Georgia corporation. Unless otherwise identified, "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Support Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any Property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness against loss, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof, but specifically excluding guaranties or other assurances with respect to any Credit Party's performance obligations under bids or contracts made or entered into in the ordinary course of business. The amount of any Support Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Support Obligation is made.

         "Synthetic Leases" shall have the meaning assigned to such term in the definition of "Indebtedness".

         "Taxes" has the meaning specified in Section 2.13(a).

         "TP&S Revolving Credit Agreement" has the meaning specified in the recitals hereto.

         "Tranche A Availability Period" means the period from the Closing Date to the earlier of (i) the Business Day immediately preceding the Tranche A Maturity Date, or (ii) the date on which the Tranche A Commitments are terminated in accordance with the provisions of this Agreement.

         "Tranche A Commitment" means, (a) in the case of each Tranche A Lender that is a Tranche A Lender on the date hereof, the amount set forth opposite such Tranche A Lender's name on Schedule I as such Tranche A Lender's "Tranche A Commitment" and (b) in the case of any Tranche A Lender that becomes a Tranche A Lender after the date hereof, the amount specified as such Tranche A Lender's "Tranche A Commitment" in the Assignment and Acceptance pursuant to which such Tranche A Lender assumed a portion of the Tranche A Commitments, in each case, as the same may be changed from time to time pursuant to the terms hereof.

         "Tranche A Lender" means each Lender that has a Tranche A Commitment and/or has made a Tranche A Loan.

         "Tranche A Loan" has the meaning specified in Section 2.01(a)(i).

         "Tranche A Maturity Date" means the earliest to occur of (a) September 30, 2002, (b) the effective date of any Credit Party's plan of reorganization and (c) the sale of the Transit Group or the sale of all or substantially all of the Transit Group's Property.

         "Tranche A Note" has the meaning specified in Section 2.06.

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

         "Tranche B Availability Period" means the period from the Effective Date to the earlier of (i) the Tranche B Maturity Date, or (ii) the date on which the Tranche B Commitments are terminated in accordance with the provisions of this Agreement.

         "Tranche B Commitment" means, (a) in the case of each Tranche B Lender that is a Tranche B Lender on the date hereof, the amount set forth opposite such Tranche B Lender's name on Schedule I as such Tranche B Lender's "Tranche B Commitment" and (b) in the case of any Tranche B Lender that becomes a Tranche B Lender after the date hereof, the amount specified as such Tranche B Lender's "Tranche B Commitment" in the Assignment and Acceptance pursuant to which such Tranche B Lender assumed a portion of the Tranche B Commitments, in each case, as the same may be changed from time to time pursuant to the terms hereof.

         "Tranche B Lender" means each Lender that has a Tranche B Commitment and/or has made a Tranche B Loan.

         "Tranche B Loan" has the meaning specified in Section 2.01(a)(ii).

         "Tranche B Maturity Date" means the earliest to occur of (a) December 31, 2002, (b) the effective date of any Credit Party's plan of reorganization and (c) the sale of the Transit Group or the sale of all or substantially all of the Transit Group's Property.

         "Tranche B Note" has the meaning specified in Section 2.06.

         "Transit Budget" has the meaning specified in Section 5.01(d)(iv).

         "Transit Group" means, collectively, the Borrower (with respect to the "transit" segment of its business), Guarantors and any other Domestic Subsidiary that is part of the "transit" segment of the Borrower's business.

         "Transit Payment Account" has the meaning specified in Section 5.13(a)(i).

         "Transit Payment Account Agent" has the meaning specified in Section 5.13(a)(i).

         "Travelers" means Travelers Casualty & Surety Company of America and any of its Affiliates and Subsidiaries.

         "UCC" means the Uniform Commercial Code, as in effect in any applicable jurisdiction.

         "United States Trustee" means the United States trustee, appointed pursuant to 28 U.S.C. [sec] 581, for the District of Maryland.

         "UST/Clerk Fees" means fees required to be paid pursuant to 28 U.S.C ss. 1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court and any agent thereof.

         "Variance Analysis" has the meaning specified in Section
5.01(c)(iii)(B).

         "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         Section 1.02      Computation of Time Periods

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         Section 1.03      Accounting Terms; Certain Calculations.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 5.01; provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

         Section 1.04      Certain Terms.

         (a) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement. References herein to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in, this Agreement.

         (b) The terms "Lender" and "Administrative Agent" include their respective successors and the term "Lender" includes each assignee of such Lender who becomes a party hereto pursuant to Section 11.03(b).

         (c) Any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified.

                                   ARTICLE II

                         THE LOANS AND LETTER OF CREDIT

         Section 2.01      Loans and Letters of Credit.

         (a)  Loans.

                  (i) Tranche A Loans. Subject to the terms and conditions set forth herein, each Tranche A Lender severally agrees to make a loan (each a "Tranche A Loan" and, collectively, the "Tranche A Loans") to the Borrower, which Tranche A Loans (i) shall be made on the Closing Date and from time to time thereafter if requested by the Borrower pursuant to Section 2.02(a) during the Tranche A Availability Period,
         (ii) may be prepaid in accordance with the provisions hereof, and once prepaid, may be reborrowed in accordance with the terms hereof, (iii) shall not exceed at any time outstanding for any such Tranche A Lender the Tranche A Commitment of such Tranche A Lender and (iv) shall not exceed at any time outstanding in the aggregate the aggregate Tranche A Commitments of all of the Tranche A Lenders.

                  (ii) Tranche B Loans. Subject to the terms and conditions set forth herein, each Tranche B Lender severally agrees to make a loan (each a "Tranche B Loan" and, collectively, the "Tranche B Loans") to the Borrower, which Tranche B Loans (i) shall be automatically made from time to time pursuant to Sections 2.02(b) during the Tranche B Availability Period, (ii) may be prepaid in accordance with the provisions hereof, but once prepaid, may not be reborrowed, (iii) shall not exceed at any time outstanding for any such Tranche B Lender the Tranche B Commitment of such Tranche B Lender and (iv) shall not exceed at any time outstanding in the aggregate the aggregate Tranche B Commitments of all of the Tranche B Lenders.

         (b) Letter of Credit. Subject to the terms and conditions set forth herein and of the Letter of Credit Documents, if any, and such other terms and conditions which the Issuer may reasonably require, on the Effective Date, the Issuer shall issue the Letter of Credit solely for the purposes hereinafter set forth; provided that the aggregate face amount of the Letter of Credit shall not exceed the aggregate Tranche B Commitments of all of the Tranche B Lenders. The Letter of Credit shall be used solely by the Borrower to secure its reimbursement obligations to AIG or its Affiliates in respect of the Borrower's automobile, general liability and workers' compensation insurance policies issued by AIG or its Affiliates for the 2002 policy year.

         Section 2.02      Method of Borrowing and Issuance.

         (a) Each Borrowing of Tranche A Loans subsequent to the Closing Date shall be made on notice, given by the Borrower to the Administrative Agent not later than 11:00 A.M. (New York City time) on the Business Day prior to the date of the proposed Borrowing. Each such notice (a "Notice of Borrowing") shall be in substantially the form of Exhibit B, specifying therein (a) the date of such proposed Borrowing and (b) the aggregate amount of such proposed Borrowing, accompanied by a description in reasonable detail of the proposed use of proceeds of such Borrowing; provided that each Borrowing shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof. Each Notice of Borrowing shall be irrevocable and binding on the Borrower. The Borrower may not request more than four Borrowings of Tranche A Loans in any month.

         (b) The Issuer shall send to the Administrative Agent, simultaneously with the sending thereof to the Borrower, a notice of each draw made under the Letter of Credit and demand for reimbursement therefor on the day such draw is made. If the Borrower shall not have reimbursed the Issuer in respect of any draw under the Letter of Credit in accordance with Section 2.15(b), then, on the day such draw is made, without further action on the part of the Borrower, and subject to the availability of the Tranche B Commitments, the Borrower shall be deemed to have made an irrevocable request for a Borrowing of Tranche B Loans in an amount sufficient to pay such amounts due and payable to the Issuer. On the date such Borrowing request is deemed made pursuant to this clause (b), the Administrative Agent shall advise each Tranche B Lender and the Borrower of the details thereof, the amount of such Tranche B Lender's Tranche B Loan to be made as part of the requested Borrowing and the date of such Borrowing (which shall be the same Business Day as the request for Borrowing).

         Section 2.03      Funding of Borrowings.

         (a) Funding by Lenders. Each Lender shall, before 11:00 A.M. (New York City time) (in the case of Tranche A Loans) and 2:30 P.M. (New York City time) (in the case of Tranche B Loans) on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in
Section 11.01, in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will (i) in the case of a Borrowing of Tranche A Loans, make such funds available to the Borrower, and (ii) in the case of a Borrowing of Tranche B Loans, remit such funds by wire transfer of immediately available funds directly to the Issuer.

         (b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing, the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.03, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have to the Borrower hereunder.

         (c) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

         Section 2.04      Repayment.

         The Borrower shall repay the entire unpaid principal amount of (a) the Tranche A Loans on the Tranche A Maturity Date and (b) the Tranche B Loans on the Tranche B Maturity Date.

         Section 2.05      Prepayments.

         (a) Optional Prepayments. The Borrower may, upon at least one Business Day's prior notice to the Administrative Agent, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Loans in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 or integral multiples of $1,000,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of the Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

         (b)  Mandatory Prepayments.

                  (i) If at any time the aggregate principal amount of Tranche A Loans or Tranche B Loans outstanding shall exceed the aggregate Tranche A Commitments or Tranche B Commitments, as the case may be, the Borrower shall immediately prepay the Tranche A Loans or Tranche B Loans then outstanding in an amount equal to such excess together with accrued interest thereon.

                  (ii) Upon its receipt of Net Cash Proceeds of any Divestiture completed in accordance with Section 6.03(b), the Borrower shall, within one Business Day after receipt of such Net Cash Proceeds (A) first prepay the outstanding Tranche A Loans until paid in full, and
         (B) thereafter, prepay the outstanding Tranche B Loans until paid in full.

         Section 2.06      Notes.

         The obligation of the Borrower to repay the Tranche A Loans made by each Tranche A Lender and to pay interest thereon at the rates provided herein shall be further evidenced by a promissory note, substantially in the form of Exhibit A-1 (each, a "Tranche A Note" and collectively, the "Tranche A Notes"), payable to the order of such Tranche A Lender and in the principal amount of such Tranche A Lender's initial Tranche A Commitment. The obligation of the Borrower to repay the Tranche B Loans made by each Tranche B Lender and to pay interest thereon at the rates provided herein shall be further evidenced by a promissory note, substantially in the form of Exhibit A-2 (each, a "Tranche B Note" and collectively, the "Tranche B Notes"), payable to the order of such Tranche B Lender and in the principal amount of such Tranche B Lender's initial Tranche B Commitment. The Borrower authorizes each Lender to record on the schedule annexed to such Lender's Note(s), the date and amount of each Loan made by such Lender, and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the matters noted. The Borrower further authorizes each Lender to attach to and make a part of such Lender's Note(s) continuations of the schedule attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of the Borrower's obligations to repay the full unpaid principal amount of the Loans and accrued interest thereon, or the duties of Borrower hereunder or thereunder.

         Section 2.07      Reduction and Expiration of Commitments.

         (a) The Tranche A Commitments and Tranche B Commitments shall expire on the last day of the Tranche A Availability Period and Tranche B Availability Period, respectively, if not utilized prior to such date.

         (b) The Borrower may, upon at least five Business Days' prior notice to the Administrative Agent, terminate in whole or reduce ratably in part the unused portions of the respective Tranche A Commitments of the Tranche A Lenders; provided, however, that each partial reduction shall be in the aggregate amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof. The Borrower may not terminate or reduce the unused portions of the respective Tranche B Commitments of the Tranche B Lenders.

         (c) The Tranche A Commitments and Tranche B Commitments shall be automatically and permanently reduced by an amount equal to the amount of any prepayment required by Section 2.05(b)(ii) in connection with any Divestiture to the extent that the aggregate amount of Net Cash Proceeds received from all Divestitures from and after the Closing Date exceeds $500,000.

         Section 2.08      Fees.

         (a) Unused Tranche A Commitment Fee. The Borrower agrees to pay to the Administrative Agent, for the account of each Tranche A Lender, an unused commitment fee on the average daily unused portion of such Tranche A Lender's Tranche A Commitment at the rate of 0.50% per annum, payable in arrears on (i) the last day of each fiscal quarter and (ii) the last day of the Tranche A Availability Period.

         (b) Unused Tranche B Commitment Fee. The Borrower agrees to pay to the Administrative Agent, for the account of each Tranche B Lender, an unused commitment fee on the average daily unused portion of such Tranche B Lender's Tranche B Commitment at the rate of 0.50% per annum, payable in arrears on (i) the last day of each fiscal quarter and (ii) the last day of the Tranche B Availability Period.

         (c) Tranche A Up-Front Fee. The Borrower shall pay to the Administrative Agent, for the account of each Tranche A Lender party hereto on the date hereof, on the Closing Date in immediately available funds, a one-time, up-front fee equal to 3.0% of the aggregate Tranche A Commitments of all of the Tranche A Lenders. Each of the parties hereto acknowledge that such fee was paid in full on the Closing Date.

         (d) Additional Commitment Fee. In the event a plan of reorganization acceptable to the Lenders, the Bond Support Lenders and the Bank Lenders has not been (i) confirmed on or prior to March 6, 2002 and/or (ii) consummated on or prior to April 8, 2002, the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, on the first Business Day after such date, in immediately available funds, a one-time fee equal to $900,000.

         (e) Letter of Credit Issuance Fee. The Borrower shall pay to the Issuer, for its own account, a letter of credit issuance fee equal to $225,000, payable in four equal installments of $56,250 on March 31, 2002, June 30, 2002, September 30, 2002 and December 31, 2002.

         (f) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of the fees set forth in clauses (a), (b), (c) and
(d), to the Persons entitled thereto. Fees paid hereunder shall not be refundable under any circumstances.

         Section 2.09      Interest.

         The Borrower shall pay interest on the unpaid principal amount of each Loan from the date thereof until the principal amount thereof shall be paid in full, at a rate per annum equal at all times to the Prime Rate in effect from time to time plus 3.0% per annum, payable quarterly in arrears on the last day of each fiscal quarter and on the date any Loan is or is to be paid or prepaid, in whole or in part; provided, however, that during the continuance of an Event of Default, all Loans shall bear interest, payable on demand, at a rate per annum equal at all times to the Prime Rate then in effect plus 5.0% per annum. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of this Section 2.09.

         Section 2.10      Capital Adequacy.

         If after the date hereof, (a) the introduction of or any change in or in the interpretation of any law or regulation, (b) compliance with any law or regulation, or (c) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender and such Lender reasonably determines that such amount is based upon the existence of such Lender's Commitments, Loans and its other commitments and loans of similar type, then, within ten Business Days after demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of any or all of such Lender's Commitments and Loans. A certificate containing reasonably detailed calculations of such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

         Section 2.11      Increased Costs.

         If, due to either (a) the introduction of or any change in or in the interpretation of any law or regulation or (b) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loans, then the Borrower shall from time to time, within ten Business Days after demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate containing reasonably detailed calculations of the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

         Section 2.12      Payments and Computations.

         (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in Section
11.01 in immediately available funds without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees (other than amounts payable pursuant to Sections 2.10, 2.11 and 2.13) to the Lenders, in accordance with their respective Ratable Portions, and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. Payment received by the Administrative Agent after 11:00 A.M. (New York City time) shall be deemed to be received on the next Business Day.

         (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Loan held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

         (c) All computations of interest based on the Prime Rate or the Federal Funds Rate and of fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be.

         (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder to the Lenders that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

         Section 2.13      Taxes.

         (a) Any and all payments by the Borrower under each Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent, taxes measured by its net income and franchise taxes (imposed in lieu of a tax on net income) imposed on it by each jurisdiction under the laws of which the Administrative Agent is organized or any political subdivision thereof and, in the case of each Lender and the Issuer, taxes measured by its net income and franchise taxes (imposed in lieu of a tax on net income) imposed on it by each jurisdiction under the laws of which such Lender or the Issuer is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to any Lender, the Issuer or the Administrative Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including, without limitation, deductions or withholdings applicable to additional sums payable under this Section 2.13) such Lender, the Issuer or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings, and
(iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of any applicable Governmental Authority which arise from any payment made under any Credit Document or from the execution, delivery or registration of, or otherwise with respect to, any Credit Document (collectively, "Other Taxes").

         (c) The Borrower will indemnify each Lender, the Issuer and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Lender, the Issuer or the Administrative Agent, as the case may be, and any liability (including, without limitation, for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender, the Issuer or the Administrative Agent, as the case may be, makes written demand therefor.

         (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 11.01, the original or a certified copy of a receipt evidencing payment thereof.

         (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.13 shall survive the payment in full of the Obligations.

         (f) Any Lender that is a United States person under Section 7701(a)(30) of the Code for U.S. Federal income tax purposes shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable law or reasonably requested by the Borrower a properly completed and executed Internal Revenue Service Form W-9 (or any subsequent versions thereof or successors thereto). Any Lender that is not a United States person under Section 7701(a)(30) of the Code for U.S. Federal income tax purposes that is entitled to an exemption from or reduction of withholding tax under the laws of the United States of America, or any treaty to which the United States of America is a party, with respect to payments under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         (g) In those circumstances as shall be necessary under applicable law to allow payments hereunder to be made free of (or at a reduced rate of) United States withholding tax, at the written request of the Borrower, the Administrative Agent shall provide the Borrower with (i) two properly completed and executed originals of IRS Form W-8IMY (or any subsequent versions thereof or successors thereto) with respect to its exemption from United States withholding tax because it is a U.S. branch of a foreign bank and (ii) such documentation as shall have been received from the Lenders by the Administrative Agent but not the Borrower pursuant to subparagraph (f) of this Section.

         Section 2.14      Sharing of Payments, Etc.

         If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it (other than pursuant to Section 2.10, 2.11, or 2.13) in excess of its Ratable Portion of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in their Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded, and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including, without limitation, the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         Section 2.15      Additional Provisions Relating to the Letter of
                           Credit.

         (a) Reports. The Issuer will provide to the Administrative Agent at least monthly, and more frequently upon request, a detailed summary report on the Letter of Credit and the activity thereon, in form and substance reasonably acceptable to the Administrative Agent. The Issuer will provide copies of the Letter of Credit and any amendment or supplement thereto to the Administrative Agent and the Lenders promptly upon request.

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

         (b) Reimbursement. In the event of any drawing under the Letter of Credit, the Issuer will promptly notify the Borrower. The Borrower promises to reimburse the Issuer on the day of drawing under any Letter of Credit in same day funds. If the Borrower shall fail to reimburse the Issuer as provided hereinabove, it shall reimburse the Issuer with the proceeds of a Tranche B Loan made in accordance with Section 2.02(c). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuer, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit or any other Person, including, without limitation, any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit.

         (c)  Indemnification; Nature of Issuer's Duties.

                  (i) In addition to its other obligations under this Section 2.15, the Borrower hereby agrees to protect, indemnify, pay and save the Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuer may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of the Letter of Credit or (B) the failure of the Issuer to honor a drawing under the Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                  (ii) As between the Borrower and the Issuer, the Borrower shall assume all risks of the acts, omissions or misuse of the Letter of Credit by the beneficiary thereof. The Issuer shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under the Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of the Issuer, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuer's rights or powers hereunder.

                  (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuer, under or in connection with the Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuer under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuer against any and all risks involved in the issuance of the Letter of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. The Issuer shall not in any way be liable for any failure by the Issuer or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuer.

                  (iv) Nothing in this subsection (d) is intended to limit the reimbursement obligations of the Borrower contained in subsection (b) above. The obligations of the Borrower under this subsection (d) shall survive the termination of this Agreement. No act or omissions of any current or prior beneficiary of the Letter of Credit shall in any way affect or impair the rights of the Issuer to enforce any right, power or benefit under this Agreement.

                  (v) Notwithstanding anything to the contrary contained in this subsection (d), the Borrower shall have no obligation to indemnify the Issuer in respect of any liability incurred by the Issuer (A) arising out of the gross negligence or willful misconduct of the Issuer, as determined by a court of competent jurisdiction, or (B) caused by the Issuer's failure to pay under the Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

         (d) Limitation on Obligation of the Issuer. Notwithstanding anything contained herein to the contrary, the Issuer shall not be under any obligation to issue, renew or extend the Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuer from issuing the Letter of Credit, or any applicable law, rule or regulation or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuer shall prohibit, or request that the Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular, or shall impose upon the Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuer any unreimbursed loss, costs or expense which was not applicable on the Effective Date and which the Issuer should deem material to it in good faith, or (ii) the issuance, renewal or extension would violate or otherwise contravene its internal policy.

         (e) Conflict with Letter of Credit Documents. Solely as among the parties hereto, in the event of any conflict between this Agreement and any Letter of Credit Document (including any letter of credit application), this Agreement shall control.

                                   ARTICLE III

                                   CONDITIONS

         Section 3.01      Conditions Precedent to Initial Loans.

         The obligation of each Lender to make its initial Loan on the Closing Date is subject to satisfaction of all of the following conditions precedent:

         (a) Certain Documents. The Administrative Agent shall have received, on the Closing Date, the following, each dated the Closing Date unless otherwise indicated, in form and substance satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender:

                  (i) From each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

                  (ii) The Notes to the order of the Lenders, respectively, duly executed by the Borrower.

                  (iii) Copies of each of the Financing Agreements.

                  (iv) The Pledge Agreement, duly executed by the respective parties thereto, together with evidence that all action necessary or, in the opinion of the Administrative Agent, desirable to perfect and protect the Lien created by the Pledge Agreement has been taken.

                  (v) The Security Agreement, duly executed by the respective parties thereto, together with evidence that all action necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Agreement has been taken.

                  (vi) A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of (A) Willkie Farr & Gallagher, counsel for the Credit Parties, in form and substance satisfactory to the Lenders and the Administrative Agent (and the Credit Parties hereby instruct such counsel to deliver such opinion to the Administrative Agent and the Lenders) and (B) the general counsel of the Credit Parties, in form and substance satisfactory to the Lenders and the Administrative Agent (and the Credit Parties hereby instruct such general counsel to deliver such opinion to the Administrative Agent and the Lenders).

                  (vii) Copies of (A) the audited consolidated and consolidating balance sheets for the members of the Consolidated Group as of December 31, 2000, and the related audited consolidated and consolidating statements of operations, shareholders' equity, and cash flows for the fiscal year ending as of such date and (B) the unaudited consolidated balance sheet of the Consolidated Group as of June 30, 2000, and the related unaudited statements of operations and cash flows for the six-month period ending as of such date.

                  (viii) Receipt by the Administrative Agent of the following (or their equivalent) for each of the Credit Parties, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date:

                           (A) Resolutions. Copies of resolutions of the Board of Directors approving and adopting the respective Credit Documents, the transactions contemplated thereby and authorizing execution and delivery thereof.

                           (B) Organizational Documents. Copies of the organizational documents of each Credit Party.

                           (C) Incumbency Certificate. A certificate of the Secretary or an Assistant Secretary of each Credit Party certifying the names and true signatures of each officer of such Credit Party who has been authorized to execute and deliver any Credit Document or other document required hereunder to be executed and delivered by or on behalf of such Credit Party.

                  (ix) Copies, where applicable, of (A) certificates of good standing, existence or its equivalent certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation and (B) certificates indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities of the state of incorporation.

                  (x) Officer's Certificate Regarding Conditions Precedent. A certificate, signed by a Responsible Officer of the Borrower, stating that each of the conditions specified in Sections 3.02(a) and 3.02(b) has been satisfied.

                  (xi) Officer's Certificate Regarding Representations and Warranties. A certificate, signed by a Responsible Officer of the Borrower, with respect to the additional representations and warranties to be made by the Credit Parties on the Closing Date.

                  (xii) Other Documents and Information. Such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.

         (b) Fees and Expenses. All costs and accrued and unpaid fees and expenses (including, without limitation, reasonable legal fees and expenses) required to be paid to the Lenders and the Administrative Agent on or before the Closing Date, including, without limitation, those referred to in Sections
2.08 and 11.05, to the extent then due and payable, shall have been paid.

         (c) Absence of Legal Proceedings. The absence of any action, suit, investigation or proceeding (other than the Bankruptcy Cases) pending in any court or before any arbitrator or governmental instrumentality which could reasonably be expected to have a Material Adverse Effect.

         (d) DIP Financing Orders. Receipt by the Administrative Agent of evidence satisfactory to the Administrative Agent, in its sole discretion, that the Interim DIP Financing Order has been entered by the Bankruptcy Court and docketed by the Clerk of the Bankruptcy Court, and that such order is in full force and effect and has not been vacated, reversed, modified, amended, or stayed pending appeal.

         (e) Motions, Etc. The Lenders and the Administrative Agent shall have reviewed and found satisfactory all motions, orders and other pleadings or related documents to be filed or submitted to the Bankruptcy Court in connection with this Agreement and the Bankruptcy Cases.

         (f) Initial Transit Budgets. Receipt by the Administrative Agent of the Initial Transit Budget, in form, scope and substance satisfactory to the Administrative Agent in its sole discretion.

         (g) Due Diligence. The Lenders shall have completed a satisfactory due diligence review of the Credit Parties.

         (h) No Material Adverse Change. Since the Filing Date, there has been no event, condition or change that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (and if requested by the Administrative Agent, the Borrower shall deliver a certificate to such effect from a Responsible Officer of the Borrower).

         Section 3.02 Conditions Precedent to Each Loan and Issuance of Letter of Credit.

         The obligation of each Lender to make any Loan (including the Loan being made by such Lender on the Closing Date) and of the Issuer to issue the Letter of Credit shall be subject to the further conditions precedent that:

         (a) Accuracy of Certain Statements. The following statements shall be true on the date of such Loan or issuance, before and after giving effect thereto, and to the application of the proceeds therefrom (and the acceptance by the Borrower of the proceeds of such Loan or the issuance of the Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Loan or issuance such statements are true):

                  (i) The representations and warranties of the Credit Parties contained in Article IV of this Agreement and in the other Credit Documents are true and correct on and as of such date as though made on and as of such date (unless such representations and warranties are made as of another date, in which case they shall be true and correct as of such date); and

                  (ii) No Default or Event of Default has occurred and is continuing or will result from the Loans being made on such date.

         (b)  No Violation of Law or Injunction.

         The making of the Loans on such date does not violate any Requirement of Law and is not enjoined, temporarily, preliminarily or permanently.

         (c)  DIP Financing Orders.

         Either the Interim DIP Financing Order or Final DIP Financing Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed (except to the extent that the Interim DIP Financing Order is replaced and superseded by the Final DIP Financing Order) and shall be in form and substance satisfactory to the Administrative Agent.

         (d)  No Order of Bankruptcy.

         No order of the Bankruptcy Court shall have been entered (i) authorizing the Credit Parties to borrow money pursuant to section 364 of the Bankruptcy Code from any Person (other than the Lenders pursuant to this Agreement or otherwise) or to obtain any other credit from any Person secured by a Lien on any of the assets of the Credit Parties pursuant to sections 364(c) or
(d) of the Bankruptcy Code, or (ii) affording any creditor adequate protection under sections 361 through 364 of the Bankruptcy Code by granting a Lien in any Collateral, unless the Lenders consent to such a Lien or such Lien is junior and expressly subordinated in all respects to the Liens of the Administrative Agent in the Collateral.

         (e)  Expiration of Interim Period.

         The obligation of the Lenders to extend credit under this Agreement after the Interim Period expires shall be subject to the further condition precedent that, in addition to the conditions set forth in this Section 3.02, the Administrative Agent shall have received evidence, satisfactory to the Administrative Agent, that the Final DIP Financing Order has been entered by the Bankruptcy Court and docketed by the Clerk of the Bankruptcy Court, and that such order (i) shall be in full force and effect, (ii) shall provide that the Credit Parties are prohibited from asserting any claims against the Collateral pursuant to 11 U.S.C. [sec] 506(c) (except as provided in the Carve Out and as agreed to by the Lenders) and (iii) shall not have been vacated, reversed, modified, amended or stayed pending appeal.

         Section 3.03      Conditions to Effectiveness.

         This Agreement shall become effective on the date (such date, the "Effective Date") on which each of the following conditions shall have been satisfied:

         (a) Certain Documents. The Administrative Agent shall have received, on the Effective Date, the following, each dated the Effective Date unless otherwise indicated, in form and substance satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender and the
Issuer:

                  (i) From each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent

         (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

                  (ii) The Tranche A Notes and the Tranche B Notes to the order of the Tranche A Lenders and Tranche B Lenders, respectively, duly executed by the Borrower.

                  (iii) A favorable written opinion (addressed to the Administrative Agent, the Issuer and the Lenders and dated the Effective Date) of (A) Willkie Farr & Gallagher, counsel for the Credit Parties, in form and substance satisfactory to the Lenders, the Issuer and the Administrative Agent (and the Credit Parties hereby instruct such counsel to deliver such opinion to the Administrative Agent, the Issuer and the Lenders) and (B) the general counsel of the Credit Parties, in form and substance satisfactory to the Lenders, the Issuer and the Administrative Agent (and the Credit Parties hereby instruct such general counsel to deliver such opinion to the Administrative Agent and the Lenders).

                  (iv) A letter of credit application in respect of the Letter of Credit in the Issuer's customary form, duly completed and executed by the Borrower.

         (b) Fees and Expenses. All costs and accrued and unpaid fees and expenses (including, without limitation, reasonable legal fees and expenses) required to be paid to the Lenders, the Issuer and the Administrative Agent on or before the Effective Date, to the extent then due and payable, shall have been paid.

         (c) Absence of Legal Proceedings. The absence of any action, suit, investigation or proceeding (other than the Bankruptcy Cases) pending in any court or before any arbitrator or governmental instrumentality which could reasonably be expected to have a Material Adverse Effect.

         (d) Amendment Order. Receipt by the Administrative Agent of evidence satisfactory to the Administrative Agent, in its sole discretion, that the Amendment Order has been entered by the Bankruptcy Court and docketed by the Clerk of the Bankruptcy Court, and that such order is in full force and effect and has not been vacated, reversed, modified, amended, or stayed pending appeal.

         (e) Accuracy of Certain Statements. The following statements shall be true on the Effective Date:

                  (i) The representations and warranties of the Credit Parties contained in Article IV of this Agreement and in the other Credit Documents are true and correct on and as of the Effective Date as though made on and as of the Effective Date (unless such representations and warranties are made as of another date, in which case they shall be true and correct as of such date); and

                  (ii) No Default or Event of Default has occurred and is continuing or will result from the effectiveness of this Agreement.

                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders, the Issuer and the Administrative Agent to enter into this Agreement, each of the Credit Parties hereby represents and warrants to each Lender, the Issuer and the Administrative Agent that:

         Section 4.01      Financial Condition.

         Each of the financial statements described below (copies of which have heretofore been provided to the Administrative Agent for distribution to the Lenders), have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, are complete and correct in all material respects and present fairly the financial condition and results from operations of the entities and for the periods specified (subject in the case of interim company-prepared statements to normal year-end adjustments and the absence of footnotes):

         (a) audited consolidated and consolidating balance sheets for the members of the Consolidated Group for the fiscal years ended December 31, 1999 and December 31, 2000, together with related audited consolidated and consolidating statements of operations, shareholders equity and cash flows for such fiscal years, in each case certified by Arthur Andersen LLP, certified public accountants; and

         (b) after the Closing Date, the annual and quarterly financial statements provided in accordance with Sections 5.01(a) and 5.01(b).

         Section 4.02      No Changes or Restricted Payments.

         Since December 31, 2000, (a) except as set forth on Schedule 4.02 and other than the commencement of the Bankruptcy Cases, there has been no circumstance, development or event relating to or affecting the members of the Transit Group which has had or would be reasonably expected to have a Material Adverse Effect, and (b) except as permitted herein, no Restricted Payments have been made or declared by any Credit Party.

         Section 4.03      Organization; Existence; Compliance with Law.

         Each of the Credit Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect, and (d) is in compliance with its Certificate of Incorporation and Bylaws (or other organizational or governing documents) and all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         Section 4.04      Power; Authorization; Enforceable Obligations.

         (a) Subject to the entry of the DIP Financing Order, each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to execute, make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of the Credit Documents to which it is a party.

         (b) Subject to the entry of the DIP Financing Order, the execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not (i) contravene such Person's Certificate of Incorporation or Bylaws or other comparable governing documents, (ii) violate any other applicable Requirement of Law (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Governmental Authority or arbitrator, (iii) result in the creation or imposition of any Lien upon any of the property of such Person or any of its Subsidiaries, other than those in favor of the Administrative Agent pursuant hereto and the Collateral Documents or (iv) violate or conflict with any order, writ, judgment, injunction, decree or permit applicable to any Credit Party.

         (c) Except for the entry of each of the DIP Financing Orders, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with acceptance of the Loans or the making of the guaranties hereunder or with the execution, delivery or performance of any Credit Documents by the Credit Parties (other than (i) those which have been obtained and are in full force and effect, (ii) such filings as are required by the Securities and Exchange Commission and (iii) other filings necessary to fulfill other reporting requirements with Governmental Authorities) or with the validity or enforceability of any Credit Document against the Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents).

         (d) Subject to the entry of the DIP Financing Order, each Credit Document to which it is a party constitutes a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms without defense, setoff or counterclaim.

         Section 4.05      [Reserved.]

         Section 4.06      No Material Litigation.

         No claim, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against, any Credit Party or against any of the Facilities or revenues which (a) purports to affect the legality, validity or enforceability of any of the Credit Documents or (b) is reasonably likely to have a Material Adverse Effect.

         Section 4.07      No Default.

         No Default or Event of Default has occurred and is continuing.

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

         Section 4.08      Ownership of Property; Liens.

         Each of the Credit Parties has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property material to the Credit Parties taken as a whole, and good title to, or a valid leasehold interest in, all its other property material to the Credit Parties taken as a whole, and none of such property is subject to any Lien, except for Permitted Liens.

         Section 4.09      Intellectual Property.

         Each Credit Party owns, or has the legal right to use, the Intellectual Property necessary for it to conduct its business as currently conducted, except to the extent the failure to do so would not be reasonably expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and the use of such Intellectual Property by the Credit Parties does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

         Section 4.10      No Burdensome Restrictions.

         Neither the Certificate of Incorporation or Bylaws (or other organizational or governing documents) nor any Requirement of Law of any Credit Party would be reasonably expected to have a Material Adverse Effect.

         Section 4.11      Taxes.

         Each Credit Party has filed all post-petition federal and other tax returns and material reports required to be filed, and has paid all post-petition federal and other taxes, assessments, fees and other governmental charges levied or imposed upon it or its Facilities, income or assets otherwise due and payable unless such unpaid taxes and assessments are (a) not yet past due or (b) being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate reserves determined in accordance with GAAP have been established on such Credit Party's books and records and no Lien with respect to nonpayment thereof has been asserted. No Credit Party is aware of any proposed tax assessments against it, with respect to any prior period, in excess of amounts accrued on its financial statements (as required to be accrued in accordance with GAAP), nor does any Credit Party anticipate any further material tax liability with respect to any open taxable years taken as a whole in excess of accrued amounts.

         Section 4.12      ERISA.

         Except as would not reasonably be expected to have a Material Adverse
Effect:

         (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code, whether or not waived, has occurred with respect to any Plan;
(iii) each Plan has
been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Internal Revenue Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

         (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

         (c) Neither any Credit Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Credit Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Credit Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Credit Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

         (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Internal Revenue Code, or under any agreement or other instrument pursuant to which any Credit Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

         (e) Neither any Credit Party nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Internal Revenue Code apply has been administered in compliance in all material respects of such sections.

         (f) Neither the execution and delivery of this Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to
Section 4975 of the Internal Revenue Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 11.15 with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code.

         Section 4.13      Governmental Regulations, Etc.

         (a) No part of the proceeds of the Loans hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No Indebtedness being reduced or retired out of the proceeds of the Loans hereunder was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the transactions contemplated by this Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended or the Exchange Act, or regulations issued pursuant thereto, or Regulation T, U or X.

         (b) The Borrower will not use any proceeds of the Loans for any purpose that is improper under the Bankruptcy Code.

         (c) No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Credit Party is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (d) No director, executive officer or principal shareholder of any Credit Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O.

         Section 4.14      Subsidiaries and Guarantors.

         (a) Set forth on Schedule 4.14(a) are all of the Subsidiaries of the Borrower at the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of the Borrower therein.

         (b) Set forth on Schedule 4.14(b) are all of the Guarantors at the Closing Date. Each Guarantor is a member of the Transit Group. The Borrower has no Domestic Subsidiaries that are in the "transit" segment of the Borrower's business other than the Guarantors.

         Section 4.15      Use of Proceeds.

         (a) The proceeds of the Tranche A Loans made hereunder shall be used by the Borrower for the members off the Transit Group solely:

                  (i) to pay the payables owed by any member of the Transit Group that have been approved by the Administrative Agent, the Bond Support Administrative Agent and Travelers;

                  (ii) to pay the payables related to the Cass County Contract and the payables with respect to contracts identified by the Bank Administrative Agent to the Administrative Agent within 30 days after the Filing Date; provided, that (A) the Bank Administrative Agent may identify no more than three such additional contracts (such additional contracts, together with the Cass County Contract, the "Specified Contracts") and (B) the aggregate estimated loss of those additional contracts (as determined by the most recent good faith calculation by the Borrower's management at the time of identification of such contract by the Bank Administrative Agent) shall not exceed $1,868,000;

                  (iii) to repay the Indebtedness of the Borrower outstanding under the Emergency Loan for costs incurred by the members of the Transit Group; and

                  (iv) to pay the fees payable pursuant to the terms hereof and the Bond Support Credit Agreement;

                  (v) to fund the Expense Account;

                  (vi) for general working capital purposes (including payment of up to fifty-eight percent (58%) of General Corporate Overhead Expenses and General Restructuring Costs of the Borrower);

         in each case in accordance with the Transit Budget most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(d)(iv) (subject to the variance permitted under Section 6.12).

         (b) The proceeds of the Tranche B Loans made hereunder shall be used by the Borrower solely as specified in Sections 2.02(b).

         (c) None of the proceeds of the Loans may be used by the Borrower to amortize, repay or prepay any Indebtedness of the Borrower or any of its Subsidiaries or Affiliates for borrowed money, other than (i) the Emergency Loan, (ii) as provided in Section 4.15(a)(i), or (iii) as provided in Article II in respect of Indebtedness owed by the Borrower to the Issuer.

         (d) No proceeds of the Loans or the Collateral will be used by the Borrower or any other Person (including, without limitation, any statutory committee appointed in the Bankruptcy Cases) to (i) object to or contest in any manner, or raise any defenses to, the validity, extent, perfection, priority or enforceability of the Obligations, the Liens granted to the Administrative Agent and the Lenders under this Agreement and the Collateral Documents or any other rights or interests of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents or (ii) assert any claims or causes of action, including, without limitation, any actions under Chapter 5 of the Bankruptcy Code, against the Administrative Agent and/or the Lenders.

         Section 4.16 Environmental Matters.

         Except as would not reasonably be expected to have a Material Adverse
Effect:

         (a) Each of the facilities and Properties owned, leased or operated by any Credit Party (the "Facilities") and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the businesses operated by any Credit Party (the "Businesses"), and there are no conditions relating to the Businesses or Facilities that could give rise to liability under any applicable Environmental Laws.

         (b) None of the Facilities contains, or has previously contained, any Materials of Environmental Concern at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

         (c) No Credit Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened.

         (d) Materials of Environmental Concern have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf any Credit Party in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any Environmental Law to which any Credit Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Credit Party, the Facilities or the Businesses.

         (f) There has been no release or, threat of release of Materials of Environmental Concern at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of any Credit Party in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         Section 4.17 Disclosure.

         (a) Neither this Agreement, any of the financial statements delivered to the Administrative Agent, the Lenders or the Issuer, any other document, certificate or statement furnished to the Administrative Agent, the Lenders or the Issuer (with the exception of budgets and projections) nor any of the information delivered in writing to the Bankruptcy Court by or on behalf of any Credit Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

         (b) The budget and projections furnished to the Administrative Agent and/or the Lenders by or on behalf of any Credit Party in connection with the transactions contemplated hereby have been prepared in good faith on the basis of reasonable assumptions.

         Section 4.18 Bank Accounts.

         Schedule 4.18 contains a complete and accurate list of all bank accounts maintained by the Credit Parties with any bank or other financial institution.

         Section 4.19 Insurance.

         All policies of insurance of any kind or nature owned by or issued to any Credit Party, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are
(a) in full force and effect, (b) to the Credit Parties' knowledge, sufficient, and (c) of a nature and provide such coverage as is customarily carried by companies of the size and character of such Person.

         Section 4.20 Labor Matters.

         (a) There are no strikes, work stoppages, slowdowns or lockouts pending or, to the Credit Parties' knowledge, threatened against or involving any Credit Party, other than those which in the aggregate have no Material Adverse Effect.

         (b) There are no arbitrations or grievances pending against or involving any Credit Party, nor are there any arbitrations or grievances, to any Credit Party's knowledge, threatened involving any Credit Party, other than those which, in the aggregate, if resolved adversely to a Credit Party, would have no Material Adverse Effect.

         (c) There is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees, other than those which in the aggregate have no Material Adverse Effect. There are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition, other than those which in the aggregate have no Material Adverse Effect.

         (d) There are no unfair labor practices charges, grievances or complaints pending or in process or, to each Credit Party's knowledge, threatened by or on behalf of any employee or group of employees of any Credit Party, other than those which in the aggregate, if adversely determined, would have no Material Adverse Effect.

         (e) There are no complaints or charges against any Credit Party pending or, to each Credit Party's knowledge, threatened to be filed with any Federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment by any Credit Party of any individual, other than those which in the aggregate, if resolved adversely, would have no Material Adverse Effect.

         (f) Each Credit Party is in compliance with all laws, and all orders of any court, Governmental Authority or arbitrator, relating to the employment of labor, including, without limitation, all such laws relating to wages, hours, collective bargaining, discrimination, civil rights, and the payment of withholding and/or social security and similar taxes, except for such non-compliances that in the aggregate have no Material Adverse Effect.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

         As long as any of the Obligations, Commitments or the Letter of Credit remain outstanding, each Credit Party agrees with the Lenders, the Issuer and the Administrative Agent that:

         Section 5.01      Financial Statements.

         The Borrower shall furnish, or cause to be furnished, to the Administrative Agent, the Issuer and Lenders:

         (a) Audited Consolidated Financial Statements. As soon as available, but in any event within ninety-five (95) days after the end of each fiscal year, an audited consolidated balance sheet of the Consolidated Group as of the end of such fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows for such fiscal year, all prepared in conformity with GAAP and certified by Arthur Andersen LLP, or other firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Majority Lenders, setting forth in each case in comparative form the figures for the previous year.

         (b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, (i) a consolidated balance sheet of the Consolidated Group as of the end of such quarter, (ii) consolidated statements of income and cash flows of the Consolidated Group, in each case for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, all prepared in conformity with GAAP and certified by the chief financial officer of the Borrower as fairly presenting the financial condition and results of operations of the Consolidated Group at such date and for such period (subject to normal year-end adjustments).

         (c)  Borrower-Prepared Financial Statements.

                  (i)      Annual Transit Group Financial Statements.

         As soon as available, but in any event within ninety-five (95) days after the end of each fiscal year, a company-prepared consolidated balance sheet of the Transit Group as of the end of such fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows for the Transit Group for such fiscal year.

                  (ii)     Monthly Financial Statements.

                           (A) Consolidated Group. As soon as available, but in any event within forty (40) days after the end of the first calendar month ending after the Closing Date and within thirty (30) days after the end of each subsequent calendar month, company-prepared consolidated and consolidating balance sheets of the Consolidated Group as of the end of such calendar month and related company-prepared consolidated and consolidating statements of operations, shareholders' equity and cash flows for such monthly period and for the fiscal year to date, in each case setting forth in comparative form the consolidated and consolidating figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable, in each case subject to normal year-end audit adjustments.

                           (B) Transit Group. As soon as available, but in any event forty (40) days after the end of the first calendar month ending after the Closing Date and within thirty (30) days after the end of each subsequent calendar month, company-prepared consolidated and consolidating balance sheets of the Transit Group as of the end of such calendar month and related company-prepared consolidated and consolidating statements of operations, shareholders' equity and cash flows for the Transit Group such monthly period and for the fiscal year to date, in each case setting forth in comparative form the consolidated and consolidating figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable, in each case subject to normal year-end audit adjustments.

                  (iii)    Cash Flow Reports for Transit Group.

                           (A) Forecast. A report, in a form acceptable to the Administrative Agent, that includes a detailed cash flow projection (including the total amount of General Corporate Overhead Expenses and General Restructuring Costs and the allocation thereof) of the Transit Group for the then upcoming thirteen weeks, on a consolidated and consolidating basis (each a "Forecast"), with (x) the initial Forecast to be for the period from October 1, 2001 through December 31, 2001 and to be delivered on or prior to October 11, 2001 and (y) each subsequent Forecast to be for the thirteen week period immediately following the end of the thirteen week period covered by the prior Forecast and to be delivered at least ten (10) days prior to the commencement of such thirteen week period; and

                           (B) Variance Analysis. Within four (4) Business Days after the end of each week, a variance analysis (the "Variance Analysis") reflecting a detailed comparison between actual cash flows for the Transit Group through the end of the previous week on a consolidated and consolidating basis and those projected for such period in the Initial Transit Budget, the Second Transit Budget or the Transit Budget, as the case may be, for such period, in each case in form reasonably acceptable to the Administrative Agent, together with a certificate from a Responsible Officer of the Borrower explaining any variances between the actual results from operations and the amounts set forth in the corresponding budget.

                  (iv)     Accounts Payable Agings for Transit Group.

         Concurrently with the delivery of the Forecast, a summary of the accounts payable agings of the Transit Group in a form reasonably acceptable to the Administrative Agent.

                  (v)      Surety Claims.

         Within five (5) Business Days of receipt, written notice of any notification from any surety of any member of the Transit Group concerning claims made against such surety in connection with any significant project of such member of the Track Group, and, as soon as available, and in any event within five (5) Business Days after the receipt of such notification, a copy of any such notification.

         (d)  Borrower-Prepared Budgets and Reconciliations.

              (i)    [Reserved.]

              (ii) within twenty (20) days of the Filing Date, a business analysis for the Transit Group in form, scope and substance satisfactory to the Administrative Agent that includes an evaluation of all open bonded contracts with values in excess of $50,000 (or such greater amount as determined by the Administrative Agent in its sole discretion) and details the cash flows of such bonded contracts (to identify in particular negative cash flow contracts) for the next year or thereafter;

              (iii) within thirty (30) days of the Closing Date, a business analysis for the Transit Group in form, scope and substance satisfactory to the Administrative Agent that includes an evaluation of all open non bonded contracts with values in excess of $50,000 (or such greater amount as determined by the Administrative Agent in its sole discretion) to include a cash flow analysis of such non bonded contracts (to identify in particular negative cash flow contracts) for the next year or thereafter that addresses the profitability of existing projects with large cash requirements in the near term;

              (iv) itemized budgets for each member of the Transit Group in form, scope and substance satisfactory to the Administrative Agent in its sole discretion (each, a "Transit Budget"), with (A) the initial Transit Budget to be for the 45-day period immediately following the Closing Date (the "Initial Transit Budget") and to be delivered on or prior to the Closing Date, (B) the subsequent Transit Budget to be for the 45-day period immediately following the end of the Initial Transit Budget period (the "Second Transit Budget") and to be delivered at least 15 days prior to the commencement of such 45-day period, and (C) each subsequent Transit Budget to be for the 180-day period immediately following the end of the previous budgeted period and to be delivered at least 15 days prior to the commencement of such 180-day period;

              (v) within forty (40) days after the end of the first calendar month ending after the Closing Date and within thirty (30) days after the end of each subsequent calendar month, an itemized report reconciling actual results from operations of each member of the Transit Group for such calendar month with the Borrower's original 2001 business plan or the revised Business Plan submitted and accepted by the Administrative Agent in accordance with clause (vi) of this Section, as the case may be, for such period, in each case in form reasonably acceptable to the Administrative Agent, together with a certificate from the chief financial officer of the Borrower explaining any variances between the actual results from operations and the amounts set forth in the corresponding business plan; and

              (vi) on or before December 1, 2001, a business plan for the Consolidated Group in form, scope and substance satisfactory to the Administrative Agent (the "Business Plan").

         All such financial statements and reports delivered pursuant to this
Section 5.01 shall be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and shall be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and
(b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, any change in the application of accounting principles as provided in Section 1.03.

         Section 5.02      Certificates; Other Information.

         The Borrower shall furnish, or cause to be furnished, to the Administrative Agent, the Issuer and the Lenders:

         (a) Accountant's Certificate and Reports. Concurrently with the delivery of the financial statements referred to in subsection 5.01(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that the Borrower is not in compliance with the financial covenants set forth in Section 6.14 hereof, insofar as such covenants relate to accounting matters, except as specified in such certificate.

         (b) Officer's Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 5.01(b) and 5.01(c) above, a certificate of a Responsible Officer, substantially in the form of Exhibit E, stating that, to the best of such Responsible Officer's knowledge and belief,
(i) the financial statements fairly present in all material respects the financial condition of the parties covered by such financial statements, (ii) during such period the Credit Parties have observed or performed in all material respects the covenants and other agreements hereunder and under the other Credit Documents relating to them, and satisfied in all material respects the conditions contained in this Agreement to be observed, performed or satisfied by them, and (iii) such Responsible Officer has obtained no knowledge of any Default or Event of Default, except as specified in such certificate.

         (c) Accountants' Reports. Promptly upon receipt, a copy of any final (as distinguished from a preliminary or discussion draft) "management letter" or other similar report submitted by independent accountants or financial consultants to the members of the Consolidated Group in connection with any annual, interim or special audit or which refers in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the Borrower or any of its Subsidiaries.

         (d) Public Information. Within thirty days after the same are sent, copies of all reports (other than those otherwise provided pursuant to Section 5.01) and other financial information which the Borrower sends to its public stockholders, and within thirty days after the same are filed, copies of all financial statements and non-confidential reports which the Borrower may make to, or file with, the SEC.

         (e) Bankruptcy Court Matters. Promptly, copies of all pleadings, motions, applications, and other documents filed by any Credit Party with the Bankruptcy Court or distributed by any Credit Party to the office of the United States Trustee or to any official committee of creditors or interest holders.

         (f) Insurance Policy Reimbursement Invoices. Promptly, and in any event within two Business Days of its receipt thereof, a copy of (i) each invoice or other notification from AIG or its Affiliates of amounts due in respect of reimbursement obligations due under the Borrower's automobile, general liability or workers' compensation policies issued by AIG or its Affiliates for the 2002 policy year and (ii) each notification from or on behalf of AIG or its Affiliates of its or their intention to draw on the Letter of Credit.

         (g) Other Information. Promptly, such additional financial and other information as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

         Section 5.03      Notices.

         The Borrower shall give notice to the Administrative Agent (which shall promptly transmit such notice to each Lender and the Issuer) of:

         (a) Defaults. Immediately (and in any event within two (2) days) after any Responsible Officer knows of the occurrence of any Default or Event of Default.

         (b)  Contractual Obligations. Promptly (and in any event within ten
(10) days) after any Responsible Officer knows of the occurrence of any default or event of default under any Contractual Obligation of any Credit Party which would reasonably be expected to have a Material Adverse Effect.

         (c) Legal Proceedings. Promptly (and in any event within ten (10) days) after any Responsible Officer knows of any litigation, or any investigation or proceeding (including without limitation, any environmental proceeding), or any material development in respect thereof, affecting any Credit Party which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

         (d) ERISA. Promptly (and in any event within thirty (30) days) after any Responsible Officer knows or has reason to know of (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA);
(iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Credit Party or any ERISA Affiliate are required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Internal Revenue Code; or (iv) any change in the funding status of any Plan that reasonably could be expected to have a Material Adverse Effect; together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Internal Revenue Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

         (e) Other. Promptly (and in any event within ten (10) days), any other development or event which a Responsible Officer determines could reasonably be expected to have a Material Adverse Effect.

         Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Credit Parties propose to take with respect thereto.

         Section 5.04      Payment of Obligations.

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

         Subject to the DIP Financing Orders, each Credit Party shall pay, discharge or otherwise satisfy, at or before maturity or before they become delinquent (subject, where applicable, to specified grace periods), as the case may be, all material post-petition obligations of such Credit Party of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of such Credit Party.

         Section 5.05      Conduct of Business and Maintenance of Existence.

         Subject to the DIP Financing Orders, each Credit Party shall (a) continue to engage in business of the same general type as conducted on the Closing Date by such Credit Party and similar or related businesses (including, without limitation, the provision of any services to rail transportation businesses); (b) preserve, renew and keep in full force and effect its corporate or other legal existence except as otherwise permitted by this Agreement, (c) take all reasonable action to maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect and (d) comply with all post-petition Contractual Obligations, its Certificate of Incorporation or Bylaws (or other organizational or governing documents) and all Requirements of Law applicable to it except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

         Section 5.06      Maintenance of Property; Insurance.

         Each member of the Transit Group shall keep all material property useful and necessary in its business in reasonably good working order and condition (ordinary wear and tear excepted) except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect; maintain with financially sound and reputable insurance companies casualty, liability and such other insurance (which may include plans of self-insurance) with such coverage and deductibles, and in such amounts as may be consistent with prudent business practice and in any event consistent with normal industry practice (except to any greater extent as may be required by the terms of any of the other Credit Documents); and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

         Section 5.07      Books and Records; Inspection of Property;
                           Discussions.

         (a) Each Credit Party shall keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities;

         (b) Each Credit Party shall permit, during regular business hours and upon reasonable notice to a Responsible Officer by the Administrative Agent, the Administrative Agent, and its representatives, to visit and inspect any of its Facilities that are used by any member of the Transit Group and examine and make abstracts (including photocopies) from any of its books and records (other than materials protected by the attorney-client privilege and materials which

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

such Credit Party may not disclose without violation of a confidentiality obligation binding upon it);

         (c) Each Credit Party shall permit the Administrative Agent and the Lenders to discuss the business, operations, Facilities and financial and other condition of the Credit Parties with officers and employees of the Credit Parties and, so long as any discussion takes place in the presence of a Responsible Officer, the Borrower's independent certified public accountants; and

         (d) Each Credit Party shall cooperate fully with any consultant that is a "disinterested person" (as defined in Section 101(14) of the Bankruptcy
Code) retained by the Administrative Agent and the Lenders (the "Consultant"), which cooperation shall include, without limitation, allowing the Consultant reasonable access to observe the Credit Parties' respective operations and financial records and projections, and the Borrower shall reimburse the Administrative Agent and the Lenders for all reasonable fees and expenses incurred by the Administrative Agent and the Lenders in connection with their retention of the Consultant;

         (e) The Borrower shall (i) continue to engage a crisis manager (the "Crisis Manager") to assist it in improving its cash management and financial reporting and developing a comprehensive business recovery plan in form reasonably acceptable to the Administrative Agent for presentation to the Administrative Agent and the Lenders, (ii) cause the Crisis Manager to meet periodically with the Administrative Agent and the Lenders to report on the Crisis Manager's findings, reports and recommendations, and (iii) refrain from terminating its current engagement of Glass & Associates, Inc. as Crisis Manager unless the Borrower immediately replaces Glass & Associates, Inc. with another Crisis Manager with similar experience and reputation, and upon similar terms and scope; and

         (f) Each Credit Party shall permit the Administrative Agent, on behalf of the Lenders, and its representatives (including representatives of the Lenders), to conduct an annual audit of the inventory and receivables of the Credit Parties, at the expense of the Borrower.

         The cost of the inspection referred to in clause (b) above shall be for the account of the Credit Parties.

         Section 5.08      Environmental Laws.

         (a) Each Credit Party shall comply in all material respects with, and take reasonable actions to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable actions to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and

         (b) Each Credit Party shall conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are

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

being contested in good faith by appropriate proceedings and the failure to do or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect.

         Section 5.09      Additional Guaranties and Stock Pledges.

         (a) Domestic Subsidiaries. At any time that any Credit Party forms, creates or otherwise acquires any Domestic Subsidiary that is part of the "transit" segment of the Borrower's business, such Credit Party shall (i) notify the Administrative Agent within 10 days thereof and (ii) within 30 days thereof, (A) cause such Domestic Subsidiary to become a Guarantor by execution of a Joinder Agreement, (B) cause such Domestic Subsidiary to deliver with the Joinder Agreement such supporting resolutions, incumbency certificates, corporate formation and organizational documentation and opinions of counsel as the Administrative Agent may reasonably request, and (C) deliver stock certificates and related pledge agreements or pledge joinder agreements (in form and substance satisfactory to the Administrative Agent) evidencing the pledge of 100% of the Capital Stock of such Domestic Subsidiary as security for the Obligations, together with undated stock transfer powers executed in blank.

         (b) Foreign Subsidiaries. At any time that any Credit Party forms, creates or otherwise acquires any Foreign Subsidiary that is part of the "transit" segment of the Borrower's business directly owned by the Borrower or any Domestic Subsidiary, the Borrower shall (i) notify the Administrative Agent within 10 days thereof and (ii) within 30 days thereof, (A) deliver, or cause delivery of, stock certificates and related pledge agreements or pledge joinder agreements (in form and substance satisfactory to the Administrative Agent) evidencing the pledge of 66% (or such greater percentage which would not result in material adverse tax consequences) of the Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of such Foreign Subsidiary as security for the Obligations, together with undated stock transfer powers executed in blank and (B) cause such Foreign Subsidiary to deliver such corporate formation and organizational documentation and opinions of counsel (regarding the enforceability and creating, priority and perfection of the stock pledge) as the Administrative Agent may reasonably request.

         Section 5.10      Ownership of Subsidiaries.

         The Borrower shall, directly or indirectly, own at all times 100% of the Voting Stock of each of member of the Transit Group.

         Section 5.11      Application of Proceeds.

         (a) The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 4.15.

         (b) The Borrower shall use a portion of the proceeds of the initial Loans and a portion of the proceeds of the initial "Loans" (as defined in the TP&S Revolving Credit Agreement) under the TP&S Revolving Credit Agreement to permanently repay 100% of the Indebtedness outstanding under the Emergency Loan.

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

         (c) The Borrower shall deposit $1,374,000 of the proceeds of the initial Loans in a blocked account maintained with the Administrative Agent (such account, the "Expense Account"). The funds in the Expense Account shall be a reserve to be applied by the Administrative Agent to pay any unpaid General Corporate Overhead Expenses and General Restructuring Costs; provided that in no event shall the members of the Transit Group pay more than 58% of the Borrower's total General Corporate Overhead Expenses and General Restructuring Costs. The Credit Parties agree that the amounts in the Expense Account shall be subject to the Administrative Agent's Lien and withdrawals by any Credit Party shall not be permitted.

         Section 5.12      Compliance with Budgets.

         As of the end of each week, the aggregate amount of actual disbursements for operating expenses by members of the Transit Group during the period from the Closing Date to the end of such week shall not exceed the budgeted amounts for such period (as set forth in the related Initial Transit Budget, Second Transit Budget or Transit Budget, as the case may be) by more than (i) five percent (5%) for all budgeted line items in the aggregate and
(ii) ten percent (10%) for any individual line item on such budget (such line items as to which such variance requirement shall apply to be determined by the Administrative Agent in its sole discretion).

         Section 5.13      Transit Payment Accounts; Payments.

         (a) Transit Payment Accounts. The Borrower shall at all times maintain with the Administrative Agent (or, at the option of the Administrative Agent, its agent or the Bank Administrative Agent (the "Transit Payment Account Agent")) a bank account for the members of the Transit Group (the "Transit Payment Account"). All proceeds of any account receivable or other receivables and all cash from the sale of inventory or equipment or for the rendition of services, or otherwise, received by any member of the Transit Group shall be received by such member of the Transit Group as the Administrative Agent's trustee, and, within one (1) Business Day after receipt thereof, shall be delivered to the Transit Payment Account Agent in their original form duly endorsed in blank or deposit them in the Transit Payment Account, as the Administrative Agent may direct. If requested by the Administrative Agent in its sole discretion, each Credit Party shall instruct all of the account debtors in respect of its accounts receivable and other receivables related to the Transit Group to make all payments with respect thereto directly into the Transit Payment Account. All amounts in the Transit Payment Account (including any amounts received directly by any member of the Transit Group and which are held in trust for the Administrative Agent) shall (i) be subject to the Transit Payment Account Agent's control and (ii) if applicable, be applied to the prepayment of the Loans pursuant to Section 2.05. Withdrawals from the Transit Payment Account by any member of the Transit Group or any other Person shall not be permitted, during the continuance of any Event of Default.

         (b) Payments. Unless a Default or Event of Default shall be continuing, all collected funds held in the Transit Payment Accounts shall be remitted by the Transit Payment Account Agent on a daily basis to the Borrower.

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

         Section 5.14      Payment of Taxes, Etc.

         Each Credit Party shall pay and discharge, before the same shall become delinquent, all lawful post-petition governmental claims, taxes, assessments, charges and levies, except where contested in good faith by proper proceedings, if adequate reserves therefor have been established on the books of such Credit Party in conformity with GAAP.

         Section 5.15      Collateral Documents.

         Each Credit Party, at its sole cost and expense, shall take all actions necessary or reasonably requested by the Administrative Agent to maintain each Collateral Document in full force and effect and enforceable in accordance with its terms, including (a) making filings and recordations, (b) making payments of fees and other charges, (c) issuing, and if necessary, filing or recording supplemental documentation, including continuation statements, (d) discharging all claims or other Liens (other than Permitted Liens) adversely affecting the rights of the Administrative Agent or any Lender in the Collateral, and (e) publishing or otherwise delivering notice to third parties.

                                  ARTICLE VI

                               NEGATIVE COVENANTS

         As long as any of the Obligations, Commitments or Letter of Credit remain outstanding, each Credit Party agrees with the Lenders, the Issuer and the Administrative Agent that:

         Section 6.01      Indebtedness.

         No member of the Transit Group shall contract, create, incur, assume or permit to exist, any Indebtedness, except:

         (a) Indebtedness arising or existing under this Agreement and the other Credit Documents;

         (b) Indebtedness existing on the Filing Date (including Indebtedness in respect of pre-petition surety obligations);

         (c) Indebtedness arising under the Bond Credit Agreement and the Bond Support Credit Agreement;

         (d) purchase money Indebtedness (including Capital Lease Obligations) incurred after the Closing Date to provide all or a portion of the purchase price or costs of construction of an asset; provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset, (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (iii) the aggregate amount of all such Indebtedness shall not exceed $1,000,000 at any time outstanding;

         (e) unsecured intercompany Indebtedness owing by a member of the Transit Group to another member of the Transit Group to the extent permitted by
Section 6.05;

         (f) Indebtedness in respect of financed insurance premium obligations;

         (g) Indebtedness of the Borrower in respect of the "track" segment of its business, under the TP&S Revolving Credit Agreement as in effect on the date hereof; and

         (h) Support Obligations of any member of the Transit Group in respect of Indebtedness permitted under clauses (a) through (g) of this Section 6.01.

         Section 6.02      Liens.

         No member of the Transit Group shall contract, create, incur, assume or permit to exist, any Lien or apply to the Bankruptcy Court to do the same with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

         Section 6.03      Consolidation, Merger, Divestiture, etc.

         (a) No member of the Transit Group shall enter into a transaction of merger or consolidation, except the Borrower or any Domestic Credit Party may be a party to a transaction of merger or consolidation with a Domestic Credit Party, provided that (i) if the Borrower is a party thereto, it shall be the surviving corporation, and (ii) no Default or Event of Default shall exist either immediately prior to or immediately after giving effect thereto.

         (b) No member of the Transit Group shall make any Divestiture unless the consideration paid in connection therewith shall be cash or Cash Equivalents (and such payment shall be contemporaneous with consummation of such Divestiture).

         (c) No member of the Transit Group shall liquidate, wind-up or dissolve, whether voluntarily or involuntarily (or suffer to permit any such liquidation or dissolution), other than in connection with a merger, consolidation or Divestiture permitted under this Agreement.

         Section 6.04      Acquisitions.

         No member of the Transit Group shall make any Acquisition.

         Section 6.05      Investments.

         No member of the Transit Group shall make any Investment in any Person except for Permitted Investments.

         Section 6.06      Ownership of Equity Interests.

         No member of the Transit Group shall enter into any Equity Transaction.

         Section 6.07      Fiscal Year.

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

         The Borrower shall not change its fiscal year from a December 31 fiscal year end.

         Section 6.08     Restricted Payments.

         No member of the Transit Group shall make or permit any Restricted Payments.

         Section 6.09     Sale Leasebacks.

         No member of the Transit Group shall, directly or indirectly, become liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property, whether now owned or hereafter acquired, (a) which such Person has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (b) which such Person intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Person to any other Person in connection with such lease.

         Section 6.10     No Further Negative Pledges.

         Except with respect to prohibitions against other encumbrances on specific Property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific Property, and improvements and accretions thereto, and is otherwise permitted hereby), no member of the Transit Group shall enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its Facilities or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.

         Section 6.11     Limitations on Transactions with Affiliates.

         No member of the Transit Group shall enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) intercompany transactions expressly permitted by
Section 6.01, Section 6.03 or Section 6.05, (b) normal compensation and reimbursement of expenses of officers and directors (including any retention arrangements approved by the Administrative Agent) and (c) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

         Section 6.12     Payment of Other Indebtedness.

         (a) No member of the Transit Group shall pay any Indebtedness arising prior to the Filing Date other than (i) pursuant to the Motion of the Debtors Pursuant to Section 105(a) of the Bankruptcy Code for Authorization to Pay Prepetition Claims of Trade Vendors in form and substance reasonably satisfactory to the Administrative Agent and (ii) as permitted by orders of the Bankruptcy Court reasonably satisfactory in form and substance to the Administrative Agent and the Lenders.

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

         (b) No member of the Transit Group shall prepay any Indebtedness, except for the Obligations in accordance with the terms of this Agreement or in connection with any mandatory prepayment provisions set forth in the Bond Support Credit Agreement as in effect on the date hereof.

         Section 6.13     Investment Banking and Finder's Fees.

         No member of the Transit Group shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement, other than the fees payable pursuant to Section
2.08 of this Agreement.

         Section 6.14    Maximum Capital Expenditures.

         (a) From the period commencing on the Closing Date until December 31, 2001, the Credit Parties shall not permit the aggregate Capital Expenditures of the members of the Transit Group to exceed $100,000 for any calendar month within such period, provided that the unused amount available for such Capital Expenditures under this Section 6.14(a) for any given month may be carried forward and used in any subsequent calendar month.

         (b) For each calendar month ending after December 31, 2001, Capital Expenditures of the Transit Group shall be subject to such limitations as the Administrative Agent shall establish (in consultation with the Borrower) based upon the Business Plan.

         Section 6.15 No Material Pleadings.

         (a) None of the Credit Parties shall file any Material Pleading without the prior written consent of the Majority Lenders.

         (b) None of the Credit Parties shall consent, encourage, support or assist in any manner to the entry of an order with respect to a Material Pleading filed by any other Person without the prior written consent of the Majority Lenders.

         Section 6.16     Modification of Contractual Obligations.

         The Borrower shall not, and shall not permit any of its Subsidiaries to, alter, amend, modify, rescind, terminate or waive any of their respective rights or obligations under, or fail to comply in all material respects with, any of its material post-petition Contractual Obligations (including, without limitation any of the Financing Agreements); provided, however, that, (a) with respect to any Contractual Obligation (other than the Financing Agreements), the Borrower shall not be deemed in default of this Section 6.16 if such alterations, amendments, modifications, rescissions, terminations or waivers in the aggregate have no Material Adverse Effect and (b) with respect to any Financing Agreement, the Borrower shall not be deemed in default of this Section
6.16 if such alterations, amendments, modifications, rescissions, terminations or waivers are not materially adverse to the interests of the Lenders and the Administrative Agent; and provided, further, that in the event of any breach or event of default by a Person other than the Borrower or any of its Subsidiaries, the Borrower shall promptly notify the Administrative Agent of any such breach or event of default and take all such action as

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

may be reasonably necessary in order to avoid having such breach or event of default have a Material Adverse Effect.

         Section 6.17     Accounting Changes.

         No Credit Party shall make any change in accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or law and disclosed to the Lenders and the Administrative Agent.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

         Section 7.01     Events of Default.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

         (a)  Payment.  Any Credit Party shall:

              (i) default in the payment when due of any principal of any Loan, or

              (ii) default, and such default shall continue for three (3) or more Business Days, in the payment when due of (A) any interest on any Loan or (B) any fees or other amounts owing under this Agreement or any other Credit Documents or otherwise in connection herewith or therewith; or

         (b) Representations. Any representation, warranty or statement made or deemed to be made herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made (other than those which are untrue solely as a result of changes permitted by this Agreement); or

         (c)  Covenants.  Any Credit Party shall:

              (i) Default in the due performance or observance of any term, covenant or agreement contained in Section 5.03(a), 5.05, 5.09, 5.10, 5.11, 5.13, 5.14, 5.15 or Article VI; or

              (ii) Default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 7.01) contained in this Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of a Responsible Officer becoming aware of such default or notice thereof by the Administrative Agent; or

         (d) Other Credit Documents. Except as to any Credit Party which is dissolved, released or merged or consolidated out of existence as the result of, or in connection with, a dissolution, merger or disposition permitted by this Agreement, any Credit Document shall fail

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

to be (or any Credit Party or any Person acting by or on behalf of any Credit Party shall claim or allege in writing that any Credit Document is not) in full force and effect or to give the Administrative Agent and/or the Lenders any material part of the Liens, rights, powers and privileges purported to be created thereby; or

         (e) Guaranties. Except as to any Credit Party which is dissolved, released or merged or consolidated out of existence as the result of or in connection with a dissolution, merger or disposition permitted by this Agreement, the guaranty given by any Guarantor hereunder or any material provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations hereunder or under any other Credit Document; or

         (f)  Defaults under Other Agreements.

              (i) Financing Agreements. The occurrence of an "Event of Default" under the TP&S Revolving Credit Agreement, the Bond Credit Agreement or the Bond Support Credit Agreement

              (ii) With respect to any Indebtedness arising after the Filing Date (other than Indebtedness outstanding under this Agreement, the Bond Credit Agreement and the Bond Support Credit Agreement) in excess of $500,000 in the aggregate for the members of Transit Group taken as a whole, (A) (1) any member of the Transit Group shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuation of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such post-petition Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

         (g) Judgments. Any Credit Party shall fail within 30 days of the date due and payable to pay, bond or otherwise discharge any judgment, settlement or order for the payment of money relating to claims arising after the Filing Date which judgment, settlement or order, when aggregated with all other such judgments, settlements or orders due and unpaid at such time, exceeds $500,000, and which is not stayed on appeal (or for which no motion for stay is pending) or is not otherwise being executed; or

         (h) ERISA. Any of the following events or conditions, if such event or condition could reasonably be expected to have a Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code, whether or not waived, shall exist with respect to any Plan, or any Lien shall arise on the assets of any Credit Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable

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

opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Credit Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency of (within the meaning of Section 4245 of ERISA) such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code) or breach of fiduciary responsibility shall occur which may subject any Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Internal Revenue Code, or under any agreement or other instrument pursuant to which any Credit Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

         (i)  Ownership.  There shall occur a Change of Control; or

         (j) Reorganization Plan. Any Credit Party shall file, or consent to, support or encourage in any manner a filing by any other Person, with the Bankruptcy Court a reorganization plan in respect of any member of the Transit Group that does not provide for payment in full in cash of the Obligations on the effective date thereof without the prior written consent of the Majority Lenders and that is not otherwise reasonably satisfactory to the Administrative Agent; or

         (k) Prepayment of Other Indebtedness. Any Credit Party shall pay any Indebtedness arising before the Filing Date other than (i) pursuant to the Motion of the Debtors Pursuant to Section 105(a) of the Bankruptcy Code for Authorization to Pay Prepetition Claims of Trade Vendors in form and substance reasonably satisfactory to the Administrative Agent and (ii) as permitted by orders of the Bankruptcy Court reasonably satisfactory in form and substance to the Administrative Agent and the Lenders; or

         (l) Bankruptcy Cases. Any of the Bankruptcy Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code shall be appointed in any of the Bankruptcy Cases; or any Credit Party shall file or support any application for the approval of, or there shall arise, any other claim (other than the Carve-Out) which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code; or the Bankruptcy Cases of the Borrower and any other member of the Consolidated Group shall be substantively consolidated or the Bankruptcy Cases of any Guarantor and any member of the Consolidated Group that is not a Guarantor shall be substantively consolidated; or

         (m) Relief to Lien Holders. The Bankruptcy Court shall enter an order granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code permitting foreclosure on any asset of any Credit Party with a net depreciated book value in excess of $500,000; or

         (n) Appointment of Trustee. An order of the Bankruptcy Court shall be entered in any of the Bankruptcy Cases appointing a trustee, examiner or Responsible Officer with

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expanded powers (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) to operate the Borrower's business or a substantial portion thereof; or

         (o)  DIP Financing Orders.

              (i) An order of the Bankruptcy Court shall be entered amending, supplementing, vacating or otherwise modifying the Interim DIP Financing Order or the Final DIP Financing Order that is not consented to by the Administrative Agent and the Lenders; or

              (ii) An order of the Bankruptcy Court shall be entered staying for a period in excess of ten (10) days the Interim DIP Financing Order or the Final DIP Financing Order that is not consented to by the Administrative Agent and the Lenders (it being understood that the entry of an order of the Bankruptcy Court staying the Interim DIP Financing Order or the Final DIP Financing Order that is not consented to by the Administrative Agent and the Lenders shall constitute a "Default" under this Agreement); or

         (p) Final DIP Financing Order. The Final DIP Financing Order shall not have been entered by the Bankruptcy Court on or before the expiration of the Interim Period; or

         (q) Order of Bankruptcy Court. An order shall be entered by the Bankruptcy Court confirming a plan of reorganization or liquidation in the Bankruptcy Cases which does not contain a provision for termination of all of the Commitments and payment in full in cash of the Obligations on or before the effective date of such plan.

         Section 7.02     Acceleration; Remedies.

         Upon the occurrence and during the continuation of an Event of Default, without further order of, application to, or action by the Bankruptcy Court, the Administrative Agent (a) may, and shall upon the request of the Majority Lenders, by written notice to the Borrower declare that all or any portion of the Commitments be terminated, whereupon the obligation of each Lender to make any Loan shall immediately terminate, and/or (b) may, and shall upon the request of the Majority Lenders, by written notice to the Borrower declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest, and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. In addition, subject solely to any requirement of the giving of notice by the terms of the Interim DIP Financing Order or the Final DIP Financing Order, the automatic stay provided in
Section 362 of the Bankruptcy Code shall be automatically vacated without further action or order of the Bankruptcy Court, and the Administrative Agent and the Lenders shall be entitled to exercise all of their respective rights and remedies under the Credit Documents and applicable law, including without limitation, all rights and remedies with respect to the Collateral and the Guarantors.

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                                  ARTICLE VIII

                                    GUARANTY

         Section 8.01     The Guarantee.

         (a) Each of the Guarantors hereby jointly and severally guarantees to each Lender, the Issuer and to the Administrative Agent, as hereinafter provided, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         (b) Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state, provincial or Federal law relating to fraudulent conveyances or transfers or the granting of financial assistance) then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether Federal, state or provincial and including, without limitation, the Bankruptcy
Code). In such case or otherwise at the request of the Administrative Agent, each Credit Party shall take such action and shall execute and deliver all such further documents required by the Administrative Agent to cause the obligations of such Guarantor to be enforceable to the extent required by this Agreement.

         Section 8.02     Obligations Unconditional.

         The obligations of the Guarantors under Section 8.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 8.02 that the obligations of each of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article VIII until such time as all of the Lenders and the Issuer have been paid in full, all of the Commitments and Letter of Credit under the Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders or the Issuer in connection with monies received under the Credit Documents. Without limiting the generality of the foregoing, it is agreed that,

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to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

              (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

              (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents shall be done or omitted;

              (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

              (iv) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders, as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

              (v) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

         Section 8.03     Reinstatement.

         (a) The obligations of the Guarantors under this Article VIII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

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         Section 8.04     Certain Additional Waivers.

         Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Guaranteed Obligations, except through the exercise of the rights of subrogation pursuant to Section 8.02.

         Section 8.05     Remedies.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 7.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 7.02) for purposes of Section 8.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 8.01.

         Section 8.06     Rights of Contribution.

         The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section 8.06), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Facilities, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section
8.06 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this
Article VIII, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (a) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this
Article VIII (hereafter, the "Guarantied Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guarantied Obligations;
(b) "Excess Payment" shall mean, in respect of any Guarantied Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guarantied Obligations; and (c) "Pro Rata Share", for the purposes of this
Section 8.06, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (i) the amount by which the aggregate present fair saleable value of all of its assets and Facilities exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair saleable value of all assets and other Facilities of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party

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hereto subsequent to the Closing Date, then for the purposes of this Section
8.06 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

         Section 8.07     Continuing Guarantee.

         The guarantee in this Article VIII is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                                   ARTICLE IX

                                    SECURITY

         Section 9.01     Priority and Liens.

         (a) Each of the Credit Parties hereby covenants, represents and warrants that, upon entry of the Interim DIP Financing Order and the Amendment Order (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, the Obligations shall at all times constitute allowed administrative expense claims in the Bankruptcy Cases with priority over all administrative expense claims and unsecured claims against the Credit Parties, now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, administrative expenses of the kinds specified in or ordered pursuant to Sections 105, 326, 330, 331, 503(a), 503(b), 506(c), 507(a), 507(b), 546(c), 546(d), and 1114 of
the Bankruptcy Code and (ii) pursuant to Sections 364(c)(2) and 364(d) of the Bankruptcy Code, the Obligations shall at all times be secured by a perfected first priority Lien on all property and assets of each member of the Transit Group, except for the Excluded Assets, and all assets directly related to the Specified Contracts (other than the equipment set forth on Schedule III) subject only to (A) Senior Liens, (B) the Carve Out (defined below) in an aggregate amount not in excess of $1,450,000 (the "Carve-Out") and (C) the UST/Clerk Fees. The Carve-Out may be used only to pay the fees and expenses of professionals employed by the Credit Parties, the fees and expenses of professionals employed by any statutory committee appointed by the Bankruptcy Court under Section 1102 of the Bankruptcy Code ("Statutory Committee"), and the expenses of members of any such Statutory Committee; provided that all such fees and expenses are authorized to be paid or approved by the Bankruptcy Court to the extent required under the Bankruptcy Code; provided, however, that the Carve-Out shall not include, apply to or be available for any fees or expenses incurred by any party, including the Credit Parties or any Statutory Committee, in connection with the initiation or prosecution (but not investigation) of any claims, causes of action, adversary proceedings or other litigation against the Administrative Agent or the Lenders, including, without limitation, challenging the amount, validity, priority or enforceability of, or asserting any defense, claim, counterclaim or offset to, the Obligations or the Liens of the Administrative Agent, the Lenders and the Issuer under this Agreement in respect thereof. The Lenders agree that so long as the Tranche B Maturity Date shall not have occurred or the Administrative Agent or the Lenders have not exercised any remedies as a result of an Event of Default, the Credit Parties shall be permitted to pay compensation and reimbursement of expenses accrued and payable under 11 U.S.C. [sec] 330 and 11 U.S.C. [sec] 331, as the same may be due and payable as authorized by the Bankruptcy Court, and the same shall not reduce the

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

amount available under the Carve-Out. The foregoing shall not be construed as a consent to the allowance of any fees and expenses or bonuses referred to above and shall not affect the right of the Credit Parties, the Administrative Agent or the Lenders to object to the allowance and payment of such amounts.

         (b) As to all real property the title to which is held by any of the Credit Parties, or the possession of which is held by any of the Credit Parties pursuant to a leasehold interest or otherwise, each of the Credit Parties hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Administrative Agent on behalf of the Lenders and the Issuer all of the right, title and interest of such Credit Party in all of such owned real property and in all such leasehold interests or other interests, together in each case with all of the right, title and interest of such Credit Party in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof, such assignment, conveyance and security interest to have the priorities set forth in Section 9.01(a)(i) and (ii) above.

         (c) Each of the Credit Parties acknowledges that, pursuant to the DIP Financing Orders, the Liens in favor of the Administrative Agent on behalf of the Lenders and the Issuer in all of such real property and leasehold interests, and all of the other Collateral, shall be perfected without the taking of any further action, including any recordation of any instruments of mortgage or assignment, or the recording or filing of any financing statements, notices of lien or other similar instruments.

                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

         Section 10.01     Appointment.

         The Lenders and the Issuer hereby designate and appoint CSFB, as Administrative Agent of the Lenders to act as specified herein and the other Credit Documents, and each of the Lenders hereby authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender or the Issuer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the other Credit Documents, or shall otherwise exist against the Administrative Agent. The provisions of this Article X are solely for the benefit of the Administrative Agent, the Lenders and the Issuer, and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Agreement and the other Credit Documents, the Administrative Agent shall act solely as the Administrative Agent of the Lenders and the Issuer and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party or any of their respective Affiliates.

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         Section 10.02     Delegation of Duties.

         The Administrative Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         Section 10.03     Exculpatory Provisions.

         Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by them or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or
(ii) responsible in any manner to any of the Lenders or the Issuer for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Administrative Agent under or in connection herewith or in connection with the other Credit Documents, or the enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be responsible to any Lender or the Issuer for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made available by the Administrative Agent to the Lenders or the Issuer or by or on behalf of the Credit Parties to the Administrative Agent or any Lender or the Issuer or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties or any of their respective Affiliates.

         Section 10.04     Reliance On Communications.

         The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Administrative Agent may deem and treat the Lenders as the owners of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 11.03(b). The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or under any of

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the other Credit Documents unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Majority Lenders (or to the extent specifically provided in Section 11.06, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         Section 10.05     Notice of Default.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, it shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders.

         Section 10.06     Non-Reliance On Administrative Agent and Other
                           Lenders.

         Each Lender and the Issuer expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender or the Issuer. Each Lender and the Issuer represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender or the Issuer, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties or their respective Affiliates and made its own decision to make its Loans hereunder and other financial accommodations hereunder and enter into this Agreement. Each Lender and the Issuer also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and their respective Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender or the Issuer with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates.

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         Section 10.07     Indemnification.

         The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements the extent they are found in a final judgment by a court of competent jurisdiction to have arisen from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 10.07 shall survive the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         Section 10.08     Administrative Agent In Its Individual Capacity.

         The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries or its Affiliates as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans and all other obligations of the Borrower hereunder and under the other Credit Documents, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent hereunder, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         Section 10.09     Successor Administrative Agent.

         The Administrative Agent may, at any time, resign upon 20 days' written notice to the Lenders, and may be removed, upon show of cause, by the Majority Lenders upon 30 days' written notice to the Administrative Agent; provided that the Administrative Agent shall not resign or be removed without the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed, and any attempted resignation by or removal of the Administrative Agent without the prior written consent of the Borrower shall be null and void ab initio. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days

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after the notice of resignation or notice of removal, as appropriate, then the retiring Administrative Agent shall select a successor Administrative Agent; provided that such successor is a Lender hereunder or a financial institution organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent under this Agreement and the other Credit Documents, and the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.01     Notices.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower, the Guarantors and the Administrative Agent, set forth below, and, in the case of the Lenders or the Issuer, set forth on Schedule 11.01, or at such other address as such party may specify by written notice to the other parties hereto:

              if to the Borrower or any Guarantor:

                   RailWorks Corporation
                   6225 Smith Avenue
                   Suite 200
                   Baltimore, MD  21209
                   Attn:  Chief Financial Officer
                   Telephone:  410-580-6000
                   Telecopy:  410-580-6099

              with a copy to:

                   Willkie Farr & Gallagher
                   787 Seventh Avenue
                   New York, NY 10019
                   Attention:  Leslie Mazza, Esq. and Paul Shalhoub, Esq.
                   Telephone: 212-728-8000
                   Facsimile: 212-728-8111

                   and

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

                   Whiteford, Taylor & Preston
                   Seven Saint Paul Street
                   Baltimore, MD 21202
                   Attention:  Martin T. Fletcher, Esq.
                   Telephone: 410-347-8737
                   Facsimile: 410-625-7510

              if to the Administrative Agent:

                   CSFB Global Opportunities Advisers, LLC
                   Eleven Madison Avenue
                   New York, New York  10010
                   Attn:  Mr. Frank Plimpton
                   Telephone:  (212) 325-4173
                   Telecopy:  (212) 325-8290

              with a copy to:

                   Dewey Ballantine LLP
                   1301 Avenue of the Americas
                   New York, New York 10019
                   Attn: Michael J. Sage, Esq. and Arthur Hull Hayes III, Esq.
                   Telephone: (212) 258-8000
                   Telecopy: (212) 258-6333

                   and

                   Venable, Baetjer and Howard, LLP
                   2 Two Hopkins Plaza, Suite 1800
                   Baltimore, Maryland 21201
                   Attn:  Gregory A. Cross, Esq.
                   Telephone: (410) 244-7400
                   Telecopy: (410) 244-7742

         Section 11.02     Right of Set-Off.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender and the Issuer is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender or the Issuer (including, without limitation branches, agencies or Affiliates of such Lender or the Issuer wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Person to such Lender or the Issuer hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether such Lender or the Issuer shall have made any demand

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

hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender or the Issuer subsequent thereto. Any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.03(d) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

         Section 11.03     Benefit of Agreement.

         (a) Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that, except as expressly provided herein, none of the Credit Parties may assign or transfer any of its interests without prior written consent of the Lenders and the Issuer; provided, further, that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.03; provided, however, that nothing herein shall prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank or
(ii) granting assignments or selling participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate or Subsidiary of such Lender.

         (b) Assignments. Each Lender may assign all or a portion of its rights and obligations hereunder (including, without limitation, all or a portion of its Ratable Portion of Obligations and its Commitments), pursuant to an assignment agreement substantially in the form of Exhibit F, to (i) a Lender, (ii) an affiliate of a Lender, (iii) any fund that invests in bank loans and is managed by an investment advisor to a Lender or an affiliate of such investment advisor, or (iv) any other Person that (A) is a bank, financial institution, commercial lender or institutional investor, (B) such Person shall be reasonably acceptable to the Administrative Agent, and (C) so long as no Default or Event of Default has occurred and is continuing, such Person shall be reasonably acceptable to the Borrower (the consent of the Borrower not to be unreasonably withheld or delayed); provided that (i) any such assignment (other than any assignment to (I) a Lender, (II) an affiliate of a Lender and (III) any fund that invests in bank loans and is managed by an investment advisor to a Lender or an affiliate of such investment advisor) shall be in a minimum aggregate amount of $2,000,000 (or, if less, the remaining amount of the Commitments being assigned by such Lender); and (ii) each such assignment shall be of a constant, not varying, percentage of all such Lender's rights and obligations under this Agreement. Any assignment hereunder shall be effective upon delivery to the Administrative Agent of written notice of the assignment together with a transfer fee of $3,500 payable to the Administrative Agent for its own account from and after the later of (i) the effective date specified in the applicable assignment agreement and (ii) the date of recording of such assignment in the Register pursuant to the terms of subsection (c) below; provided, however, that no such fee shall be payable in the case of an assignment to another Lender, an affiliate of a Lender or any fund that invests in bank loans and is managed by an investment advisor to a Lender or an affiliate of such investment advisor; provided, further, that in the case of contemporaneous assignments by a Lender to more than one fund managed by the same investment advisor (which funds are not then Lenders), only a single assignment fee of $3,500 shall be payable for all such contemporaneous assignments. The assigning Lender will give

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

prompt notice to the Administrative Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to, and (to the extent required pursuant to the terms hereof), with the consent of, the Borrower as provided herein), the assignee shall become a "Lender" for all purposes of this Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. The Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). By executing and delivering an assignment agreement in accordance with this Section 11.03(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or any of their respective Affiliates or the performance or observance by any Credit Party of any of its obligations under this Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Agreement or any other Credit Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Credit Documents are required to be performed by it as a Lender.

         (c) Maintenance of Register. The Administrative Agent shall maintain at its offices a copy of each Lender assignment agreement delivered to it in accordance with the terms of subsection (b) above and a register for the recordation of the identity of the principal amount of each Loan outstanding hereunder, the names, addresses and the Commitments of the Lenders pursuant to the terms hereof from time to time (the "Register"). The Administrative Agent will make reasonable efforts to maintain the accuracy of the Register and to promptly update the Register from time to time, as necessary. The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat

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

each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Participations. Each Lender may sell, transfer, grant or assign participations in all or a portion of such Lender's rights, obligations or rights and obligations hereunder (including all or a portion of its Commitments or its Loans); provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans in which the participant is participating or (B) postpone the date fixed for any payment of principal (including extension of the Tranche A Maturity Date or the Tranche B Maturity Date or the date of any mandatory prepayment), interest or fees in which the participant is participating, and (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided, however, that such participant shall be entitled to receive additional amounts under Sections 2.10, 2.11, 2.13 and 11.02 on the same basis as if it were a Lender.

         Section 11.04     No Waiver; Remedies Cumulative.

         No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         Section 11.05     Payment of Expenses; Indemnification.

         (a) The Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses (A) of the Administrative Agent, the Issuer and the Lenders in connection with the negotiation, preparation, execution and delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation,

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

the reasonable fees and expenses of counsel of the Administrative Agent and the Lenders) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Agreement, (B) the development, negotiation, approval and consummation of the disclosure statement and the plan of reorganization of any of the Credit Parties and (C) of the Administrative Agent, the Issuer and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent, the Issuer and each of the Lenders); (ii) permit the Administrative Agent to perform inventory and accounts receivable field audits at the Borrower's expense, provided that unless an Event of Default shall be in existence the Borrower's obligation to reimburse the Administrative Agent for such field audits shall be limited to one such field audit each fiscal year; and (iii) pay and hold each of the Lenders and the Issuer harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders and the Issuer harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender or the Issuer) to pay such taxes.

         (b) The Borrower shall indemnify the Administrative Agent, each Lender, the Issuer and their respective officers, directors, employees, representatives and agents (each, an "Indemnitee") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (A) any investigation, litigation or other proceeding (whether or not the any Indemnitee is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loan or of the Letter of Credit or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding or (B) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased by the Borrower or any of its Subsidiaries, or the failure by the Borrower or any of its Subsidiaries to comply with any Environmental Law (but excluding, in the case of either of clause (A) or (B) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

         Section 11.06     Amendments, Waivers and Consents.

         No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do any of the following:

         (a) waive any of the conditions specified in Article III except as otherwise provided therein;

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

         (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations;

         (c) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder;

         (d) postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder;

         (e) change the percentage of the Commitments or the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

         (f) release any of the Collateral except as shall otherwise be provided in the Collateral Documents; or

         (g)  amend this Section 11.06;

and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Issuer in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or the Issuer, as the case may be, under this Agreement or the other Credit Documents. Any amendment, consent, or waiver that does not comply with the provisions of this Section 11.06 shall be void and of no effect.

         Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of
Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (y) the Majority Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         Section 11.07     Counterparts.

         This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         Section 11.08     Headings.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         Section 11.09     Survival.

         All indemnities set forth herein, including, without limitation, in
Section 2.10, 2.11, 2.13, 10.07 or 11.05 shall survive the execution and delivery of this Agreement, the making of the Loans, the repayment of the Loans and other obligations under the Credit Documents and the

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

termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

         Section 11.10     Governing Law; Submission to Jurisdiction; Venue.

         (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE.

         (b) The Bankruptcy Court shall have exclusive jurisdiction over any motion, claim or dispute arising from or relating to this Agreement or any other Credit Document Any legal action or proceeding with respect to this Agreement or any other Credit Document shall be brought in the Bankruptcy Court or the United States District Court for the District of Maryland and, by execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such court. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.01, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

         (c) TO THE EXTENT PERMITTED BY LAW, THE ADMINISTRATIVE AGENT, THE LENDERS, THE BORROWER AND THE OTHER CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 11.11     Severability.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         Section 11.12     Entirety.

         This Agreement, together with the Exhibits and Schedules hereto and the other Credit Documents, represent the entire agreement of the parties hereto and thereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, either oral or written, with respect to the subject matter hereof and thereof.

         Section 11.13     Binding Effect; Termination.

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

         (a) This Agreement shall become effective at such time on the Effective Date when (i) all applicable conditions to effectiveness contained in
Section 3.03 have been satisfied, and (ii) this Agreement shall have been executed by the Borrower, the Guarantors and the Administrative Agent and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender and the Issuer, and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent each Lender and the Issuer and their respective successors and assigns.

         (b) The term of this Agreement shall commence on the Effective Date pursuant to subsection (a) above and shall continue until no Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.

         Section 11.14     Confidentiality.

         The Administrative Agent, each Lender and the Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement;
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 11.14, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.14 or (ii) becomes available to the Administrative Agent, the Issuer or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuer or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.14 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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         Section 11.15     Source of Funds.

         Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

         (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

         (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

         (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA or such insurance company meets the requirements of Department of Labor Exemption 95-60; or

         (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

         As used in this Section 11.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.

         Section 11.16     Conflict.

         To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Agreement shall control. To the extent that there is a conflict or inconsistency between any provision of any Credit Document, on the one hand, and any provision of the DIP Financing Order, on the other hand, the DIP Financing Order shall control.

         Section 11.17     Limitation on Liability.

         NO CLAIM MAY BE MADE BY THE ADMINISTRATIVE AGENT, ANY CREDIT PARTY, ANY LENDER OR OTHER PERSON AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY CREDIT PARTY OR THE AFFILIATES, DIRECTORS, OFFICERS, OFFICERS, EMPLOYEES, OR AGENTS OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE, RELEASE AND

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AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND
WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

         Section 11.18     No Novation, Etc.

         (a) The terms and conditions of the Original Transit Credit Agreement are amended as set forth in, and restated in their entirety and superseded by, this Agreement. Nothing in this Agreement shall be deemed to work a novation of any of the obligations under the Original Transit Credit Agreement. Notwithstanding any provision of this Agreement or any other document or instrument executed in connection herewith, the execution and delivery of this Agreement and the incurrence of obligations hereunder shall be in substitution for, but not in payment of, the obligations owed by the Credit Parties under the Original Transit Credit Agreement.

         (b) From and after the Effective Date, each reference to the "Credit Agreement" or other reference originally applicable to the Original Transit Credit Agreement contained in any Credit Document shall be a reference to this Agreement, as amended supplemented, restated or otherwise modified from time to time. Each of the Credit Parties hereby ratifies, confirms, approves and acknowledges each of the other Credit Documents and the provisions thereof.

                            [SIGNATURE PAGE FOLLOWS.]

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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                              RAILWORKS CORPORATION,
                              as Borrower

                              By: /S/ Michael P. Rivera
                                  ----------------------------------------
                              Name: Michael P. Rivera
                              Title: Vice President

                              BREAKING TECHNOLOGY & EQUIPMENT INC.,
                              as Guarantor

                              By: /S/ Michael P. Rivera
                                  ----------------------------------------
                              Name: Michael P. Rivera
                              Title: Vice President

                              HSQ TECHNOLOGY, A CORPORATION,
                              as Guarantor

                              By: /S/ Michael P. Rivera
                                  ----------------------------------------
                              Name: Michael P. Rivera
                              Title: Vice President

                              L.K. COMSTOCK & COMPANY, INC.,
                              as Guarantor

                              By: /S/ Michael P. Rivera
                                  ----------------------------------------
                              Name: Michael P. Rivera
                              Title: Vice President

                              M-TRACK ENTERPRISES, INC.,
                              as Guarantor

                              By: /S/ Michael P. Rivera
                                  ----------------------------------------
                              Name: Michael P. Rivera
                              Title: Vice President

                              RAILWORKS TRANSIT, INC.,
                              as Guarantor

                              By: /S/ Michael P. Rivera
                                  ----------------------------------------
                              Name: Michael P. Rivera
                              Title: Vice President

                              RWKS CONSTRUCTION, INC.,
                              as Guarantor

                              By: /S/ Michael P. Rivera
                                  ----------------------------------------
                              Name: Michael P. Rivera
                              Title: Vice President

                              RAILWORKS TRANSIT SYSTEMS, INC.,
                              as Guarantor

                              By: /S/ Michael P. Rivera
                                  ----------------------------------------
                              Name: Michael P. Rivera
                              Title: Vice President

                              CSFB GLOBAL OPPORTUNITIES ADVISERS, LLC, as Administrative Agent

                              By: /S/ Frank Plimpton
                                  ----------------------------------------
                              Name: Frank Plimpton
                              Title:

                              CREDIT SUISSE FIRST BOSTON,
                              NEW YORK BRANCH
                              as Issuer

                              By: /S/ William S. Lutkins
                                  ----------------------------------------
                              Name: William S. Lutkins
                              Title: Director

                              By: /S/ Ian W. Nalitt
                                  ----------------------------------------
                              Name: Ian W. Nalitt
                              Title: Associate

                              CSFB GLOBAL OPPORTUNITIES PARTNERS, L.P., as Lender

                                    By: CSFB Global Opportunities Advisers LLC,
                                    its Investment Adviser

                                   By:/S/ Frank Plimpton
                                      ----------------------------------------
                              Name: Frank Plimpton
                              Title: